As filed with the Securities and Exchange Commission on October 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SOLOWIN HOLDINGS

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 1910-1912A, Tower 3, China Hong Kong City

33 Canton Road, Tsim Sha Tsui, Kowloon

Hong Kong

+852 3428-3893

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, and telephone number of agent for service)

Copies to:

Kevin (Qixiang) Sun, Esq.

Bevilacqua PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20036

(202) 869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 15, 2025

PROSPECTUS

SOLOWIN HOLDINGS

7,500,000 Class A Ordinary Shares Offered by the Selling Shareholders

SOLOWIN HOLDINGS, a Cayman Islands exempted holding company (“Solowin”), is not an operating company, but a Cayman Islands holding company with operations primarily conducted by its wholly owned subsidiaries in Hong Kong.

This prospectus relates to the resale, from time to time, of up to an aggregate of 7,500,000 class A ordinary shares, par value $0.0001 per share of Solowin (the “Class A Ordinary Shares”) by the selling shareholders named in this prospectus (the “Selling Shareholders”), including their donees, pledgees, transferees, assignees or other successors-in-interest. The Selling Shareholders acquired these shares from Solowin in connection with Solowin’s acquisition of 48% of Tiger Coin (Hong Kong) Limited in June 2025.

We will not receive any proceeds from sales of the Class A Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities, associated with the sale of Class A Ordinary Shares pursuant to this prospectus.

The Selling Shareholders may offer and sell the Class A Ordinary Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may sell the Class A Ordinary Shares in the section entitled “Plan of Distribution.”

Solowin’s Class A Ordinary Shares are listed on the Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “AXG”. On October 14, 2025, the closing sale price of Solowin’s Class A Ordinary Shares on Nasdaq was $3.42.

Solowin is a “foreign private issuer” under applicable Securities and Exchange Commission (the “SEC”) rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and is eligible for reduced public company disclosure requirements.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS AND ANY RISK FACTORS DESCRIBED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN OUR SEC FILINGS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

Solowin is a holding company incorporated in the Cayman Islands. Solowin has no material operations of its own, and as of the date of this prospectus, substantially all of our operations are conducted through Solowin’s subsidiaries in Hong Kong. We do not have and have no intention to operate our business through a variable interest entities (“VIE”) structure.

This holding company structure involves unique risks to investors, and you may never directly hold equity interests in our operating subsidiaries. As of the date of this prospectus, the operations of Solowin’s subsidiaries in Hong Kong and the offering of the Class A Ordinary Shares in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”). However, we face various legal and operational risks and uncertainties associated with being based in or having operations in Hong Kong, having clients who are PRC individuals or companies that have shareholders or directors that are PRC individuals and the complex and evolving PRC laws and regulations. The legal and operational risks associated with operations in China will apply to Solowin’s subsidiaries in Hong Kong, should recent statements and regulatory actions by the Chinese government apply to issuers based in Hong Kong in the future. In that case, we will face risks associated with regulatory approvals for foreign investment in Hong Kong-based issuers, anti-monopoly regulatory actions, oversight on cybersecurity, data privacy and personal information regulations by the government of People’s Republic of China (the “PRC”). The PRC government may also intervene or impose restrictions on the ability of our subsidiaries in Hong Kong to move cash out of Hong Kong to distribute earnings or pay dividends to Solowin or U.S. investors. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us to obtain regulatory approval from PRC authorities before any securities offering. These risks could result in a material adverse change in the operations of Solowin’s subsidiaries in Hong Kong and the value of the Class A Ordinary Shares, restrictions in the ability of Solowin’s subsidiaries in Hong Kong to accept foreign investments, significantly limit or completely hinder Solowin’s continued listing of the Class A Ordinary Shares on Nasdaq, or cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate” beginning on page 33 of this prospectus for a discussion of these legal and operational risks that should be considered before making a decision to purchase the Class A Ordinary Shares.

Specifically, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies, stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively, the “New Overseas Listing Rules”). Among others, the New Overseas Listing Rules provide that PRC domestic companies seeking to offer and list securities (which, for the purposes of the New Overseas Listing Rules, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after their application for an overseas listing is submitted. The New Overseas Listing Rules came into effect on March 31, 2023. As of the date of this prospectus, we are not subject to the New Overseas Listing Rules because we do not own any PRC entity and we are not deemed a “domestic company” as defined under the New Overseas Listing Rules. However, given that the New Overseas Listing Rules were introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all.

Furthermore, as more stringent standards have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), Solowin’s securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the AHFCAA and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, on December 16, 2021, the PCAOB issued its determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong, because of positions taken by authorities in the jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that were headquartered in mainland China or Hong Kong. This list did not include our auditor, WWC, P.C., as our auditor is based in the U.S. and is registered with the PCAOB and subject to the PCAOB inspection. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if needed. While our auditor is based in the U.S. and is subject to the PCAOB inspection, in the event the PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause Solowin’s securities to be delisted from the U.S. stock exchange. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — The Class A Ordinary Shares may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely our auditor. The delisting of the Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 37. In addition, we cannot assure you that Nasdaq or other regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Class A Ordinary Shares to be materially and adversely affected.

Subject to the Companies Act (As Revised) of the Cayman Islands and Solowin’s second amended and restated memorandum and articles of association, Solowin’s board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend it will be able to pay its debts as they become due in the ordinary course of business. For Solowin to transfer cash to its subsidiaries in Hong Kong, Solowin may provide funding to its subsidiaries in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. As a holding company, Solowin may rely on dividends and other distributions on equity paid by its subsidiaries in Hong Kong for its cash and financing requirements. Under Hong Kong law, Solowin’s subsidiaries in Hong Kong are permitted to provide funding to Solowin through dividend distribution without restrictions on the amount of the funds under the condition that dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by Solowin’s subsidiaries in Hong Kong. Solowin’s subsidiaries in Hong Kong have not declared any dividends or made other distributions to Solowin as of the date of this prospectus. In the future, cash proceeds raised from financings conducted outside of Hong Kong may be transferred by Solowin to its subsidiaries in Hong Kong via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, neither Solowin nor any of its subsidiaries has paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors. During the years ended March 31, 2025, 2024 and 2023, and during the subsequent period up to the date of this prospectus, the transfer of cash between Solowin and its subsidiaries in Hong Kong totaled approximately $2,560,000. This amount represented the repayment by Solowin to Solomon JFZ (Asia) Holdings Limited (“Solomon JFZ”) for certain expenses related to Solowin’s initial public offering paid by Solomon JFZ, as well as advances made by Solowin to Solomon JFZ and Solomon Private Wealth Limited (“Solomon Wealth”) to support their operations. There has been no transfer of other types of assets between Solowin and its subsidiaries in Hong Kong. Solowin’s subsidiaries in Hong Kong, which conduct our substantive operations, maintain the cash. Currently, other than complying with the applicable Hong Kong laws and regulations, we do not have our own cash management policy or procedures that dictate how funds are transferred. Neither Solowin nor any of its subsidiaries in Hong Kong currently has plans to distribute earnings or declare cash dividends in the foreseeable future. We intend to keep any future earnings to finance the expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Solowin and its subsidiaries in Hong Kong. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to Solowin’s subsidiaries in Hong Kong, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of Solowin’s subsidiaries in Hong Kong to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Solowin or its subsidiaries in Hong Kong in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of Solowin’s subsidiaries in Hong Kong to pay dividends or make other distributions to Solowin could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business. In addition, if any of Solowin’s subsidiaries in Hong Kong incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends. See “Prospectus Summary — Transfer of Cash Through Our Organization” beginning on page 7, and “Risk Factors — Risks Related to Our Business and Industry — Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business” on page 29.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus, including information incorporated herein or therein, or any free writing prospectus prepared by us or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Shareholders have authorized any other person to provide you with different or additional information. Neither we nor the Selling Shareholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the Selling Shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Commonly Used Defined Terms

Except as otherwise indicated by the context and for the purposes of this prospectus only, references in this prospectus to:

●	“AlloyX” are to AlloyX Limited, a wholly owned subsidiary of Solowin and an exempted company incorporated in the Cayman Islands;

●	“AUM” are to Asset Under Management;

●	“CAC” are to Cyberspace Administration of China;

●	“Class A Ordinary Shares” are to class A ordinary shares of Solowin, par value $0.0001 per share. Each Class A Ordinary Share is entitled to one (1) vote on all matters requiring shareholder approval;

●	“Class B Ordinary Shares” are to class B ordinary shares of Solowin, par value $0.0001 per share. Each Class B Ordinary Share is entitled to ten (10) votes on all matters requiring shareholder approval;

●	“HK$” or “Hong Kong dollar(s)” are to the legal currency of Hong Kong;

●	“Hong Kong” and “Hong Kong SAR” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“HK Subsidiaries” are to Solomon JFZ (Asia) Holdings Limited, Solomon Private Wealth Limited, AX Coin HK Limited, AlloyX (Hong Kong) Limited, Solowin Investment Limited and Tiger Coin (Hong Kong) Limited, each a Hong Kong corporation; each, a HK Subsidiary;

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●	“HKEX” are to Hong Kong Exchanges and Clearing Limited;

●	“HKSFC” are to Hong Kong Securities and Futures Commission;

●	“IPO” are to initial public offering.

●	“mainland China” are to the People’s Republic of China, excluding Taiwan, the special administrative regions of Hong Kong and Macau;

●	“Nasdaq” are to Nasdaq Stock Market LLC;

●	“Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares;

●	“PRC” and “China” are to the People’s Republic of China, including Hong Kong SAR and the Macau Special Administrative Region except when we reference specific laws and regulations adopted by the PRC, but excluding, for the purposes of this prospectus only, Taiwan. For purpose of this prospectus, the legal and operational risks associated with operations in China also apply to operations in Hong Kong;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“SGD” are to the legal currency of Singapore;

●	“SEC” are to U.S. Securities and Exchange Commission;

●	“SFO” are to Hong Kong Securities and Futures Ordinance;

●	“Solowin” are to SOLOWIN HOLDINGS, a holding company incorporated in the Cayman Islands as an exempted company;

●	“Solomon JFZ” are to Solowin’s 100% owned subsidiary Solomon JFZ (Asia) Holdings Limited, a Hong Kong corporation;

●	“Solomon VA+” refer to Solomon JFZ’s institutional-grade all-in-one smart trading platform, which innovatively upgraded with virtual assets trading and wealth management functions. Solomon VA+ is an app accessible via any mobile device and is designed to be secure and simple to use, with a bilingual user interface and fast and efficient order execution to provide a great user experience;

●	“Solomon Wealth” are to Solowin’s 100% owned subsidiary Solomon Private Wealth Limited, a Hong Kong corporation;

●	“U.S. dollars,” “dollars,” “USD,” “US$” or “$” are to the legal currency of the United States; and

●	“Web3” refers to a decentralized internet ecosystem built on blockchain technology, enabling user ownership, smart contracts, and trustless interactions without intermediaries.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our annual reports on Form 20-F and our other reports. Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” the “Company,” and similar references in this prospectus each refer to SOLOWIN HOLDINGS, an exempted limited liability company incorporated in the Cayman Islands and its consolidated subsidiaries.

Company Overview

Solowin is an exempted limited liability company incorporated under the laws of the Cayman Islands on July 23, 2021. As a holding company with no material operations of its own, Solowin conducts its operations primarily through its subsidiaries in Hong Kong and elsewhere. See “Corporate History and Structure” below for more information of our corporate structure.

Our total revenues for the years ended March 31, 2025, 2024 and 2023 were $2,819,000, $4,291,000 and $4,453,000, respectively. For the years ended March 31, 2025, 2024 and 2023, we had net loss of $8,538,000, $4,556,000, and net income of $1,349,000, respectively.

Solomon JFZ, one of our HK Subsidiaries, is one of the few Chinese investor-focused, versatile securities brokerage companies in Hong Kong and it offers a wide spectrum of products and services, spanning from traditional assets to virtual assets through its advanced and secured one-stop electronic platform.

Solomon JFZ currently is primarily engaged in providing (i) corporate finance services, (ii) wealth management services, (iii) asset management services and (iv) virtual assets services to customers. It is licensed with the HKSFC and a participant of the Hong Kong Stock Exchange to carry out regulated activities including Type 1 (Dealing in Securities), Type 4 (Advising on Securities), Type 6 (Advising on Corporate Finance) and Type 9 (Asset Management).

Solomon JFZ strictly follows the requirements of the HKSFC for internal regulation and risk control to maximize the safety of investors’ assets. It provides online account opening and trading services via its Front Trading and Back-office Clearing systems, in conjunction with Solomon VA+, a highly integrated application accessible via any mobile device, tablet, or desktop, all of which are licensed from third parties. With strong financial and technical capabilities, Solomon JFZ has been providing brokerage services to global Chinese investors residing both inside and outside the PRC and institutional investors in Hong Kong, Australia and New Zealand, and has been recognized and appreciated by users and industry professionals.

Solomon JFZ’s trading platform allows investors to trade over 10,000 listed securities and their derivative products listed on the Hong Kong Stock Exchange (HKSE), New York Stock Exchange (NYSE), Nasdaq, Shanghai Stock Exchange and Shenzhen Stock Exchange. In addition, it provides Hong Kong IPO underwriting, Hong Kong IPO Public Offer application and International Placing subscription, Hong Kong IPO margin financing services, Hong Kong Pre-IPO securities trading and US IPO subscription. Hong Kong IPO margin financing services refer to loans offered by a licensed financial institution to clients for the purpose of purchasing securities in an IPO before the issuers are listed on the Hong Kong Stock Exchange. The loan, commonly referred to as an IPO loan, enables clients to invest more than the required deposit of 5% or 10% of funds. The loan, which is short-term and interest-bearing, typically covers 90% or 95% of the investment amount and is repaid right after the allotment result release. Once the investor is allotted shares costing over the required deposit and a part of loan is used for the shares, the shares can be sold and the proceeds are utilized to repay the loan of the financial institution, with any remaining balance going to the investor. Our customers may also use Solomon JFZ’s platforms to trade various listed financial products, such as ETFs, Warrants and Callable Bull/Bear Contracts. Besides securities related service, Solomon JFZ also offers asset management services as an investment manager. Our High-Net-Worth customers may also subscribe to private fund products through Solomon JFZ.

Our clients are mostly Chinese investors residing in Asia as well as institutional clients in Hong Kong, Australia and New Zealand. PRC residents account for more than half of our total client base. We classify those who have registered on Solomon JFZ’s platform as users and the users who have opened accounts on Solomon JFZ’s platform as clients. As of March 31, 2025, we had more than 15,600 clients who had opened trading accounts with Solomon JFZ and over 1,200 active clients who had assets in their trading accounts.

As of March 31, 2025, the Company had reorganized its business segments which consisted of: (i) Corporate Finance Services, (ii) Wealth Management Services, (iii) Asset Management Services and (iv) Virtual Assets Services. As part of this segment reorganization, the Company has: (a) rebranded the former “Corporate Consultancy Services” as “Corporate Finance Services”; (b) combined the former “Securities Related Services” and “Investment Advisory Services” into a single segment, “Wealth Management Services”; and (c) introduced a new segment, “Virtual Assets Services.” The following summary describes the products and services offered in each of the reportable segments:

●	Corporate Finance Services (rebranded from the former “Corporate Consultancy Services” segment) . We are redefining corporate finance by offering underwriting, private placement and investment advisory solutions tailored to guide investors and corporations through complex financial landscapes, ensuring transactions are executed with strategic insight that meets today’s capital market’s needs. Our corporate finance services include capital raising, debt financing, secondary offerings and financial advisory services. For the fiscal years ended March 31, 2025, 2024 and 2023, the Corporate Finance Services segment accounted for 36%, 3% and 21% of our consolidated revenues, respectively.

●	Wealth Management Services (formed by combining the former “Securities Related Services” and “Investment Advisory Services” segments). Our wealth management division is dedicated to empowering investors with a comprehensive suite of services designed to manage, retain, and grow wealth with confidence. Our offerings under this segment include two main categories: “brokerage services” and “integrated investment solutions.” This Wealth Management Services segment has evolved from the merger of the former “Securities Related Services” and “Investment Advisory Services” segments, along with the addition of advisory services for high-net-worth individuals and institutional investors such as family offices and trusts. For the fiscal years ended March 31, 2025, 2024 and 2023, the wealth management services segment accounted for 40%, 77% and 70% of our consolidated revenues, respectively.

●	Asset Management Services (corresponding to the former “Asset Management Services” segment). Our asset management services are crafted to meet the diverse investment goals of our clients through a broad range of asset classes and investment strategies. Under this segment, we offer investment fund products managed by professional portfolio managers, generating both management and performance-based income. Additionally, we provide managed account services for individual and institutional clients, managing their assets based on their investment objectives and delivering tailored investment strategies. However, the managed account services have not yet contributed to revenue. We have also launched external asset management services where we partner with well-established financial institutions such as China AMC, granting our clients access to their select fund allocations, which allow us to earn distribution fees and reduced management fees offered by the issuer. For the fiscal years ended March 31, 2025, 2024 and 2023, the asset management services segment accounted for 23%, 20% and 9% of our consolidated revenues, respectively. All asset management revenues during such periods were derived from management and performance fees of investment fund products.

●	Virtual Assets Services (a newly introduced segment). We provide secure and innovative solutions in the virtual asset space including virtual assets trading, virtual assets spot ETFs creation and redemption, security token offerings, and blockchain solutions such as real-world assets tokenization. Solomon JFZ had been approved by the HKSFC to provide virtual asset dealing services and advisory services, and we are at the forefront of offering cutting-edge Web3 solutions that cater to the needs of modern investors and businesses, leveraging blockchain for secure and innovative virtual asset solutions. For the fiscal years ended March 31, 2025, 2024 and 2023, the virtual assets services segment accounted for 1%, 0% and 0% of our consolidated revenues, respectively.

Recent Developments

On August 11, 2025, the Company entered into a Share Purchase Agreement to acquire 100% of AlloyX Limited, a Cayman Islands company developing next-generation stablecoin infrastructure centered on tokenized money-market funds and cross-border payments. Consideration to the sellers comprised 106,779,926 Class A Ordinary Shares and 23,331,599 Class B Ordinary Shares, based on a US$350 million valuation of AlloyX and a US$2.69 120-trading-day VWAP of the Company’s Class A Ordinary Shares. The sellers are subject to a 12-month lock-up post-closing. VAST SPACE LIMITED, one of the sellers controlled by the Company’s Chairman and CEO Ling Ngai Lok, who has served as AlloyX’s sole director, will be eligible for up to US$10 million in earn-out payments if specified valuation milestones are achieved within 24 months after closing.

On September 3, 2025, the AlloyX acquisition was closed and AlloyX became a wholly owned subsidiary of the Company. For more information, see “Risk Factors—Risks Related to AlloyX’s Business and Industry” beginning on page 30.

On August 15, 2025, the Company entered into a sale and purchase agreement to acquire 190,000 ordinary shares of GPL Remittance Pte. Ltd., representing 19% of its issued and paid-up share capital, for SGD161,500 in cash. As of the date of this prospectus, Solowin has paid the purchase price. Since the delivery of GPL’s shares is subject to necessary filings with the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”), the transaction is not closed yet.

Effective October 3, 2025, the Company’s board of directors appointed Mr. Yang Wang as an independent director, and Mr. Haokang Zhu as a director. As a result, the Company’s board of directors currently consists of seven members, including four independent directors and three non-independent directors.

The Company’s Class A Ordinary Shares commenced trading under the new ticker symbol “AXG” on Nasdaq on October 10, 2025.

Corporate History and Structure

Solowin is a holding company incorporated in the Cayman Islands without material operations of its own. Our subsidiary Solomon JFZ was established under the Hong Kong laws on July 25, 2016.

Pre-IPO Reorganization

From July 2021 to October 2022, we carried out a series of transactions to reorganize our corporate structure. As part of the reorganization, Solowin was incorporated as an exempted company under the laws of Cayman Islands on July 23, 2021.

Upon incorporation on July 23, 2021, one ordinary share, par value $1 per share, of Solowin was allotted and issued to Ogier Global Subscriber (Cayman) Limited, who transferred the share to Ling Ngai Lok on July 27, 2021. On the same day, Solowin issued an additional 49,999 ordinary shares, par value $1 per share, to Ling Ngai Lok. On June 9, 2022, in anticipation of a share exchange transaction among Solowin, Solomon JFZ and Master Venus Limited, the then sole shareholder of Solomon JFZ, Ling Ngai Lok transferred (i) 17,000 ordinary shares to Gemini Asia Holdings Limited; (ii) 16,500 ordinary shares to Fortune Dynasty Global Limited and (iii) 16,500 ordinary shares to Vulcan Worldwide Holdings Limited. On October 17, 2022, Solowin, Solomon JFZ and Master Venus Limited completed the share exchange transaction, in which Master Venus Limited transferred 100% ownership of Solomon JFZ to Solowin. Master Venus Limited was then owned by three shareholders, Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited. As a result of the above series of reorganization transactions, Solomon JFZ became the wholly-owned subsidiary of Solowin and the shareholders of Master Venus Limited became the owners of 100% of the then outstanding ordinary shares of Solowin.

On December 7, 2022, (i) each of the existing issued and unissued shares of par value of $1.00 each of Solowin was subdivided into 10,000 shares of par value of $0.0001 each of Solowin; and (ii) the authorized share capital of Solowin was increased to $100,000 divided into 1,000,000,000 shares of $0.0001 each. On the same day, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited surrendered 165,920,000 ordinary shares, 161,040,000 ordinary shares and 161,040,000 ordinary shares, respectively, each of a par value of $0.0001 per share, to Solowin. As a result of the above surrenders, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited held 4,080,000 ordinary shares, 3,960,000 ordinary shares and 3,960,000 ordinary shares, respectively, each of a par value of $0.0001 per share.

IPO

On September 8, 2023, we completed our initial public offering and issued and sold 2,000,000 ordinary shares, par value $0.0001 per share.

Reclassification and Dual Class Structure

On December 17, 2024, we held an extraordinary general meeting of shareholders, during which our shareholders approved the re-classification and re-designation of the Company’s ordinary shares. As a result of such re-classification and re-designation, the Company’s authorized share capital was re-classified and re-designated into 950,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares and then issued and outstanding 16,172,300 ordinary shares of par value of $0.0001 each in the Company were re-classified and re-designated into 8,132,300 Class A Ordinary Shares of par value US$0.0001 each with one (1) vote per share and 8,040,000 Class B Ordinary Shares of par value $0.0001 each with ten (10) votes per share.

On December 23, 2024, we filed an amendment to our Form 8-A to reflect that the class of security registered under Section 12(b) of the Exchange Act had changed from ordinary shares to Class A Ordinary Shares, and that the class of our security traded on Nasdaq had accordingly changed from ordinary shares to Class A Ordinary Shares.

Group Structure, Acquisitions and New Subsidiaries

On December 4, 2023, as a part of our strategic expansion into the private wealth management business, Solowin formed a new wholly owned subsidiary, Solomon Wealth, under the laws of Hong Kong.

On March 5, 2024, Solowin entered into a membership interest purchase agreement with Cambria Capital and Cambria Asset Management, Inc. (the “Purchase Agreement”), pursuant to which Solowin agreed to purchase 100% of the membership interests in Cambria Capital for a total purchase price of $700,000 by December 31, 2024. In January 2025, following the non-completion of the second closing to acquire the remaining 75.1% by December 31, 2024, Solowin notified Cambria Capital of the termination in accordance with the terms of the Purchase Agreement. On April 4, 2025, the Company entered into an interests buyback and release agreement with Cambria Asset Management, Inc. and Cambria Capital, pursuant to which the Company agreed to sell the 24.9% equity in Cambria Capital back to Cambria Asset Management, Inc. for $100,000. The Company had already received $50,000, with the remaining $50,000 due no later than August 31, 2025. Solowin ceased to have significant influence over Cambria Capital in February 2025, and had derecognized the investment as of March 31, 2025.

On March 12, 2025, Solomon Wealth acquired Solomon Global Asset Management Limited, or Solomon Global, which was duly incorporated in British Virgin Islands (BVI) under the BVI Business Companies Act on August 4, 2023, for a total purchase price of $1.00. Solomon Global is regulated by the BVI Financial Services Commission (FSC) which approved it to be an investment manager on September 11, 2023 with certificate number IBR/AIM/23/0979. The certificate is in force unless suspended. On May 7, 2025, Solomon Wealth transferred 100% ownership of Solomon Global to Solowin. As a result, Solomon Global became a wholly-owned subsidiary of Solowin.

On April 15, 2025, as a part of our strategic expansion into the stablecoin business, Solowin formed a new wholly owned subsidiary, AX Coin Limited, under the laws of Hong Kong, and subsequently renamed it as AX Coin HK Limited on September 12, 2025.

On April 25, 2025, as a part of our strategic development of investment business, Solowin, together with our Chairman and Chief Executive Officer Mr. Ling Ngai Lok, set up a new subsidiary, Solowin Investment Limited, under the laws of Hong Kong, in which Solowin holds 4,000 shares out of 10,000 issued shares, accounting for 40% of the entity. As to date of this prospectus, Solowin Investment Limited has not commenced substantive operations.

On June 16, 2025, Solowin entered into a sale and purchase agreement with two individuals, pursuant to which Solowin purchased from them, a 48% stake in Tiger Coin (Hong Kong) Limited, a private company limited by shares incorporated in Hong Kong, for a total purchase price of $7,500,000. Such purchase price was satisfied by the issuance of an aggregate of 7,500,000 Class A Ordinary Shares of Solowin to them, with each person receiving 3,750,000 Class A Ordinary Shares. The transaction was completed in June 2025. The two individuals are the Selling Shareholders identified in this prospectus.

On August 11, 2025, Solowin entered into a sale and purchase agreement to acquire 100% of AlloyX Limited, a Cayman Islands company developing next-generation stablecoin infrastructure centered on tokenized money-market funds and cross-border payments. Consideration to the sellers comprised 106,779,926 Class A Ordinary Shares and 23,331,599 Class B Ordinary Shares. Upon the closing of the Acquisition on September 3, 2025, AlloyX became a wholly owned subsidiary of the Company. AlloyX has four subsidiaries, including (i) Master Venus Limited, a company incorporated under the laws of Samoa, (ii) AlloyX (Hong Kong) Limited, a company incorporated under the laws of Hong Kong, (iii) AlloyX Group PTE Ltd, a company incorporated under the laws of Singapore, and (iv) Bravo Valor Partners Ltd, a company incorporated under the laws of the State of Washington, the United States of America.

On August 15, 2025, Solowin entered into a sale and purchase agreement, with one individual, pursuant to which Solowin purchased from the shareholder 190,000 ordinary shares, representing 19% of the issued and paid-up share capital, in GPL Remittance Pte. Ltd., an exempt private company limited by shares incorporated in Singapore (“GPL”), for consideration of SGD161,500 in cash. As of the date of this prospectus, Solowin has paid the purchase price. Since the delivery of GPL’s shares is subject to necessary filings with the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”), the transaction is not closed yet.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Regulatory Permissions for Business Operations and Securities Offerings

Save as disclosed below, other than those requisite for a domestic company in Hong Kong engaged in the same business, we are not required to obtain any additional permission from any Hong Kong authorities.

Save as disclosed below, as of the date of this prospectus, HK Subsidiaries have received from Hong Kong authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted by them in Hong Kong, and no permission or approval has been denied. Such licenses and permissions include Type 1 license (dealing in securities), Type 4 license (Advising on securities), Type 6 license (advising on corporate finance) and Type 9 license (Asset management). The following table summarizes the licenses and permissions held by our HK Subsidiaries.

License/Permit	Issuing Authority	Issuance Date	Term	Restrictions
Type 1 license (dealing in securities)	HKSFC	January 10, 2017	No expiration date

(virtual asset dealing services)		Mar 25, 2024	No expiration date

With respect to providing virtual asset dealing services, the licensee or registered institution shall only provide such services through operating an omnibus account established and maintained with an SFC-licensed platform. The term “SFC-licensed platform” refers to a virtual asset trading platform operator which is licensed by the SFC pursuant to section 116 of the Securities and Futures Ordinance and/or section 53ZRK of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (AMLO). The term “virtual asset” is defined in section 53ZRA of the AMLO.

With respect to providing virtual asset dealing services, the licensee or registered institution shall comply with the “Terms and conditions for licensed corporations or registered institutions providing virtual asset dealing services under an omnibus account arrangement” (as amended from time to time). The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

With respect to providing virtual asset dealing services, the licensee or registered institution shall only provide such services to persons which are, and remain at all times, its clients in respect of its business in Type 1 regulated activity (dealing in securities). The term “dealing in securities” is specified in Part 2 of Schedule 5 to the Securities and Futures Ordinance. The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

Type 4 license (Advising on securities)	HKSFC	October 16, 2019	No expiration date

(Virtual asset advisory services)		March 25, 2024	No expiration date

With respect to providing virtual asset advisory services, the licensee or registered institution shall comply with the “Terms and conditions for licensed corporations or registered institutions providing virtual asset advisory services” (as amended from time to time). The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

With respect to providing virtual asset advisory services, the licensee or registered institution shall only provide such services to persons which are, and remain at all times, clients of the licensed corporation or registered institution in respect of its business in Type 4 regulated activity (advising on securities). The term “advising on securities” is specified in Part 2 of Schedule 5 to the Securities and Futures Ordinance. The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

Type 6 license (advising on corporate finance, excluding acting as a sponsor of a listing applicant in an initial public offering or advising on the code on takeovers and mergers and share repurchases)	HKSFC	May 13, 2021	No expiration date	The licensee shall not advise on matters/transactions falling within the ambit of the Codes on Takeovers and Mergers and Share Buy-backs issued by the Commission & shall not act as sponsor in respect of an application for the listing on a recognized stock market of any securities

Type 9 license (Asset management)	HKSFC	October 16, 2019	No expiration date	No Licensing Condition

To conduct any regulated activity, a licensed corporation must appoint at least two responsible officers for each type of regulated activity. Among these officers, at least one should be an executive director, responsible for supervising the respective regulated activity. As of the date of this prospectus, Solomon JFZ has five responsible officers to carry out Type 1 regulated activities, three responsible officers to carry out Type 4 regulated activities, two responsible officers to carry out Type 6 regulated activities and two responsible officers to carry out Type 9 regulated activities. Among the responsible officers, at least one of them is an executive director. As a result, we are currently in full compliance with the HKSFC requirements on this matter.

In addition, we do not believe our operations in Hong Kong and future offerings in the United States are subject to the review or prior approval of the Cyberspace Administration of China, or the CAC or the CSRC. Specially, we do not currently expect the revised Cybersecurity Review Measures (the “revised CRM”), published by CAC on December 28, 2021, to have an impact on our business, operations or future offerings as we do not believe that any of our subsidiaries in Hong Kong is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review, because: (i) each of our subsidiaries in Hong Kong is incorporated and operating in Hong Kong and the revised CRM remains unclear whether it shall be applied to a Hong Kong company; (ii) each of our subsidiaries in Hong Kong operates without any subsidiary or VIE structure in mainland China; (iii) as of the date of this prospectus, our subsidiaries in Hong Kong collected and stored personal information of approximately 15,000 PRC individual clients, far less than one million users; and (vi) as of the date of this prospectus, none of our subsidiaries in Hong Kong has been informed by any PRC governmental authority that it is required to file for a cybersecurity review.

However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If any of our subsidiaries in Hong Kong is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our subsidiaries in Hong Kong’ operation could be subject to CAC’s cybersecurity review in the future. If any of our subsidiaries in Hong Kong (i) does not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (ii) inadvertently concluded that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and any of our subsidiaries in Hong Kong is required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless. In addition, if we do not receive or maintain our existing licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause our securities to significantly decline in value or become worthless.

See “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate—We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless.”

Transfer of Cash Through Our Organization

As of the date of this prospectus, neither Solowin nor any HK Subsidiary has paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors.

During the years ended March 31, 2023, 2024 and 2025, and the subsequent period up to the date of this prospectus, the transfer of cash between Solowin and HK Subsidiaries totaled approximately $2,560,000. This amount mainly represented the repayment of $774,000 by Solowin to Solomon JFZ for certain IPO related expenses advanced by Solomon JFZ, as well as advances made by Solowin to Solomon JFZ and Solomon Wealth to support their operations. There has been no transfer of other types of assets between Solowin and HK Subsidiaries. HK Subsidiaries, which conduct our substantive operations, maintain the cash. Currently, other than complying with the applicable Hong Kong laws and regulations, we do not have our own cash management policy or procedures that dictate how funds are transferred.

Neither Solowin nor any of the HK Subsidiaries currently has plans to distribute earnings or declare cash dividends in the foreseeable future. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. If we determine to pay dividends on any of the Class A Ordinary Shares in the future, as a holding company, Solowin will be dependent on receipt of funds from our HK Subsidiaries by way of dividend payments.

The Companies Act (As Revised) of the Cayman Islands permits, subject to a solvency test and the provisions, if any, of Solowin’s second amended and restated memorandum and articles of association, the payment of dividends and distributions out of the share premium account. With the exception of the foregoing, there are no statutory provisions relating to the payment of dividends. Based upon English case law, which is regarded as persuasive in the Cayman Islands, dividends may be paid only out of profits. In addition, Solowin is permitted under the laws of Cayman Islands to provide funding to our HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds.

Each of our HK Subsidiaries is permitted under the laws of Hong Kong to provide funding to Solowin through dividend distribution. Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. In addition, there are no restrictions on foreign exchange and there are no limitations on the abilities of Solowin to transfer cash to or from our HK Subsidiaries or to investors under Hong Kong law. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between Solowin and our HK Subsidiaries, across borders and to U.S. investors. Nor are there any restrictions and limitations on distributing earnings from HK Subsidiaries to Solowin or U.S. investors, or paying amounts owed.

See “Risk Factors — Risks Related to Our Business and Industry — Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business” for more information.

The table below presents the cash flows from Solowin to its subsidiaries for the fiscal years ended March 31, 2025, 2024 and 2023, and the subsequent period up to the date of this prospectus:

	Years Ended March 31			Interim Period (April 1, 2025
Cash Flows Between Solowin and Subsidiaries	2025	2024	2023	-Present)
Solomon JFZ (Asia) Holdings Limited	$7,000	774,000	-	$28,000
Solomon Private Wealth Limited	544,000	-	-	$1,207,000

Restrictions on Cash Transfers

There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Solowin and HK Subsidiaries. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to HK Subsidiaries, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Solowin or HK Subsidiaries in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of HK Subsidiaries to pay dividends or make other distributions to Solowin could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business. In addition, if any HK Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends.

See “Risk Factors — Risks Related to Our Business and Industry — Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business.”

Holding Foreign Companies Accountable Act

As more stringent standards have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, Solowin’s securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 29, 2022, the Consolidated Appropriations Act, 2023 was enacted, which contained an identical provision to the Accelerating Holding Foreign Companies Accountable Act, and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

Pursuant to the HFCA Act, on December 16, 2021, the PCAOB issued its determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or in Hong Kong, because of positions taken by authorities in the jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that were headquartered in mainland China or Hong Kong. This list did not include our auditor, WWC, P.C., as our auditor is based in the U.S. and is registered with the PCAOB and subject to the PCAOB inspection. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, or the MOF, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if needed. While our auditor is based in the U.S. and is subject to the PCAOB inspection, in the event the PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause Solowin’s securities to be delisted from the U.S. stock exchange.

Corporate Information

The current legal and commercial name of the Company is SOLOWIN HOLDINGS. SOLOWIN HOLDINGS is an exempted limited liability company incorporated under the laws of the Cayman Islands on July 23, 2021. The registered office of the Company is at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. The address of our principal place of business is Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong. Our telephone number is +852 3428-3893.

The Company’s Class A Ordinary Shares are traded on Nasdaq under the ticker symbol “AXG”.

The Company’s agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

The Company’s website can be found at https://solowin.io. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of ordinary shares pursuant to our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Risk Factors Summary

There are a number of risks that you should consider and understand before making an investment decision regarding our securities. You should carefully consider all of the information set forth in this prospectus and, in particular, the specific factors set forth in “Risk Factors” below. These risks include, but are not limited to:

Risks Related to Our Business and Industry

●	Decreases in certain types of our revenues and increase in expenses in recent financial periods have significantly reduced our profitability.

●	We rely on a number of external service providers for technology, processing and supporting functions, and if they fail to provide these services, it could adversely affect our business and harm our reputation.

●	Hong Kong’s securities brokerage industry is highly competitive and we operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate.

●	We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities across multiple jurisdictions, especially in the PRC or in relation to PRC residents.

●	We derived a substantial portion of revenue from a small number of key clients.

For more detailed information, see “Risk Factors—Risks Related to Our Business and Industry” beginning on page 15.

Risks Related to AlloyX’s Business and Industry

●	We face intense and increasing competition from established enterprises and early-stage companies, some of which have greater resources, broader product offerings, and larger customer bases.

●	Our success depends on the continued growth, monetization, and adoption of the AlloyX stablecoin network, as well as our ability to innovate and adapt to shifting customer preferences and market structures.

●	As a relatively new innovation, stablecoins are subject to novel operational challenges, including blockchain vulnerabilities, surges in demand, and governance uncertainties, which could undermine confidence in our products.

●	Our growth relies on strategic integrations and partnerships with payment processors, custodians, wallet providers, exchanges, and other infrastructure partners; disruption or deterioration in these relationships could harm our business.

●	Minting and redemption of AX Coin involve risks, including the potential for customer errors in bank transfers or wallet addresses, which could result in permanent loss of assets, disputes, and reputational damage.

●	Fluctuations in global interest rates may shift demand away from stablecoins toward traditional or yield-bearing alternatives, adversely impacting transaction volumes and revenues.

●	The prices of digital assets are highly volatile, and declines in the value of assets we receive or hold as payment may negatively affect our financial results.

For more detailed information, see “Risk Factors—Risks Related to AlloyX’s Business and Industry” beginning on page 30.

Risks Related to Doing Business in Jurisdictions We Operate

●	Substantially all our operations are in Hong Kong, and a majority of our clients are PRC residents. As such, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

●	PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations. A majority of our clients are PRC residents subject to China’s strict foreign exchange regulations, which limit annual Renminbi-to-foreign-currency conversions to $50,000 for personal use and prohibit direct investment into certain financial products. Clients seeking to exceed this quota must undergo additional procedures. We do not accept Renminbi deposits or handle cross-border conversions, instead directing clients to third-party providers. However, this may still be viewed by regulators as assisting with currency conversion. If deemed non-compliant, we could face regulatory penalties, operational restrictions, or even suspension, particularly given the precedent set by recent CSRC actions. Any client violations could also trigger investigations involving us. Furthermore, if the PRC further tightens foreign exchange controls, our platform’s trading volume and our revenues could be significantly impacted, threatening our business operations and financial health.

●	We may face regulatory risks due to differences in virtual asset regulations between Hong Kong and mainland China, particularly given our mainland Chinese client base.

●	There are political risks associated with conducting business in Hong Kong.

●	The Class A Ordinary Shares may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely our auditor. The delisting of the Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

●	The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

●	We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless.

For more detailed information, see “Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate” beginning on page 33.

Risks Related to Ownership of Our Securities

●	If we fail to maintain compliance with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for trading our shares and make obtaining future debt or equity financing more difficult for us.

●	The market price of our Class A Ordinary Shares has been volatile, and this volatility may continue, potentially leading to a depressed value at the time you wish to sell your holdings.

●	Our dual class voting structure has the effect of concentrating the voting control in holders of our Class B Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class A Ordinary Shares due to exclusion from certain stock market indices.

●	We have experienced extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the Class A Ordinary Shares.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Solowin is incorporated under Cayman Islands law.

For more detailed information, see “Risk Factors—Risks Related to Ownership of Our Securities” beginning on page 42.

THE OFFERING

Securities to be Offered	Up to an aggregate of 7,500,000 Class A Ordinary Shares, held by the Selling Shareholders.

Terms of the offering	The Selling Shareholders will each determine when and how they will sell the securities offered in this prospectus, as described in the “Plan of Distribution.”

Ordinary Shares outstanding prior to this offering (1)	155,825,986 Class A Ordinary Shares and 31,371,599 Class B Ordinary Shares issued and outstanding.

Ordinary Shares Outstanding after completion of this offering (1)	155,825,986 Class A Ordinary Shares and 31,371,599 Class B Ordinary Shares issued and outstanding.

Use of Proceeds:	We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders.

Listing of Securities:	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “AXG.”

Risk Factors:

An investment in the Class A Ordinary Shares is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

(1) The number of shares of Class A Ordinary Shares outstanding after this offering is based on 155,825,986 shares of Class A Ordinary Shares outstanding as of October 14, 2025, but excludes:

●	up to 5,000,000 shares of Class A Ordinary Shares issuable upon the exercise of outstanding warrants; and

●	3,020,000 shares of Class A Ordinary Shares available for future grants of awards under our 2023 Equity Incentive Plan.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Class A Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Related to Our Business and Industry

Decreases in certain types of our revenues and increase in expenses in recent financial periods have significantly reduced our profitability.

Our total revenue was $2,819,000 for the fiscal year ended March 31, 2025, representing a decrease of $1,472,000, or 34%, from $4,291,000 for the fiscal year ended March 31, 2024. The decrease in revenue was mainly driven by the decrease in revenue from investment advisory fees.

A significant portion of our revenue was derived from advisory fees charged to clients for Solomon JFZ’s investment advisory services. Revenues generated from investment advisory fees were approximately $1.03 million, or 36%, $2.86 million, or 67% and $2.52 million, or 56% of our total revenue for the fiscal years ended March 31, 2025, 2024 and 2023, respectively. Our revenue from investment advisory fees decreased by 64% to $1.03 million for the fiscal years ended March 31, 2025, from $2.86 million for the fiscal years ended March 31, 2024. The decrease was primarily due to reduced demand for value-added services among institutional clients and a decline in institutional client referrals.

We had a net loss of $8.54 million and $4.56 million in the fiscal years ended March 31, 2025 and 2024, respectively, despite a net income of $1.35 million in the fiscal year ended March 31, 2023. Our expenses from operation increased to $10.95 million for the fiscal year ended March 31, 2025, from $8.72 million for the same period of 2024. The increase was mainly due to (i) increase in professional fees in relation to the newly launched virtual assets business and the proposed follow-on offering; (ii) increase in office lease expenses for a new office; (iii) increase in marketing and promotion expenses in order to enhance brand visibility; and (iv) share-based compensation under which 480,000 shares were issued to a consultant as share rewards during the fiscal year ended March 31, 2025.

We may continue to incur operating and net losses in the foreseeable future. Our potential profitability is dependent upon continued increase in customer needs for creative financial solutions and our success in competing against other participants in the markets in which we operate, which may not occur. Our revenues may not grow sufficiently to offset the increase in our expenses as we are pursuing creative solutions in virtual assets services and real-world assets development. Because we will incur the costs and expenses from these efforts before we receive incremental revenues with respect thereto, our losses in future periods could be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.

We operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate.

We operate in a highly-regulated industry and must comply with the applicable regulatory requirements in the jurisdictions we operate. Our major regulators include Securities and Futures Commission of Hong Kong, or HKSFC, and Cayman Islands Monetary Authority (CIMA). These regulators and self-regulatory organizations govern our business operations in a variety of ways and conduct regular examinations of our business to monitor our compliance with applicable regulations. Among other things, we are subject to regulations with regard to (i) our sales practices, including our interaction with and solicitation of clients and our marketing activities; (ii) the custody, control and safeguarding of our clients’ assets; (iii) maintaining specified minimum amounts of capital and limiting withdrawals of funds from our regulated operating subsidiaries; (iv) submitting regular financial and other reports to regulators; (v) licensing for our operating subsidiaries and our employees; and (vi) the conduct of our directors, officers, employees and affiliates. In addition, as the online brokerage service industry in Hong Kong is at a relatively early stage of development, interpretation and enforcement of the applicable regulatory regime are subject to significant uncertainties, which may result in difficulties in determining whether our existing practices violate any applicable laws and regulations.

Compliance with these regulations is complicated, time-consuming and expensive. Our ability to comply with all applicable laws and regulations is largely dependent on our internal compliance system, as well as our ability to attract and retain qualified compliance personnel. While we maintain systems and procedures designed to ensure that we comply with applicable laws and regulations, we cannot assure you that we are able to prevent all possible violations. Non-compliance with applicable laws or regulations could result in sanctions being levied against us, including the imposition of fines or penalties, censures, restrictions on certain business activities, suspension or expulsion from a jurisdiction or market or the revocation or limitation of licenses, which could adversely affect our reputation, prospects, revenues and earnings. Furthermore, any future change in the regulatory, legal and industry environment for the securities brokerage, investment advisory, corporate finance and asset management may have a significant impact on our business.

In addition, we are subject to regular investigations, inquiries and inspections from the relevant regulatory bodies. For example, from time to time, Solomon JFZ, our HKSFC-licensed subsidiary, may be subject to or required to assist in inquiries or investigations by regulatory authorities in Hong Kong, principally the HKSFC. The HKSFC conducts on-site reviews and off-site monitoring to ascertain and supervise Solomon JFZ’s business conduct and compliance with relevant regulatory requirements and to assess and monitor, among other things, its financial soundness. Similarly, Solowin may be subject to CIMA’s on-site inspections and inquiries from time to time. If any misconduct is identified as a result of inquiries, reviews, investigation or inspections, the relevant regulatory authorities may take disciplinary actions against us. There also remains a risk that we may not be able to rectify our practices to be in compliance with the relevant rules and regulations following the identification of any such misconduct or material non-compliance, which may result in regulators taking additional actions against it. We have not been inspected by HKSFC or CIMA so far. We have an external audit carried out every year, and we have hired an external compliance consulting company since September 1, 2021 to perform compliance reviews.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities across multiple jurisdictions, especially in the PRC or in relation to PRC residents.

We operate in a heavily regulated industry, which requires various licenses, permits and approvals in different jurisdictions to conduct our businesses. Our clients include people who live in jurisdictions where we do not have licenses issued by the local regulatory bodies. It is possible that authorities in those jurisdictions may in the future take the position that we are required to obtain licenses or otherwise comply with local laws and regulations in order to conduct our business with residents living in those jurisdictions. In any jurisdictions, if we fail to comply with the regulatory requirements, we may risk being disqualified for our existing businesses or being rejected for renewal of our qualifications and/or licenses upon expiry by the regulatory authorities as well as other penalties, fines or sanctions. In addition, in respect of any new business that we may contemplate, we may not be able to obtain the relevant approvals for developing such new business if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

Specifically, we do not hold any licenses or permits from any PRC regulatory bodies for Solomon JFZ’s securities related business. Currently, a majority of our clients are PRC residents, and some independent contractors are providing supporting services remotely from the PRC. We believe that since the transactions on Solomon JFZ’s trading platform are all conducted outside PRC, Solomon JFZ’s current activities in China do not require a securities brokerage license, or any other license or permit under existing PRC securities laws and regulations. However, it is noted on December 30, 2022, CSRC issued a rectification request to similarly situated companies, titled “Futu Holdings and UP Fintech Holding Limited have conducted cross-border securities business for domestic investors without the approval of the CSRC, which constitutes illegal operation of securities business under the PRC Securities Law and other relevant laws and regulations, and the CSRC intends to require Futu Holdings and UP Fintech Holding Limited to rectify the aforementioned violations.” Moreover, CSRC has promulgated Administrative Measures on Securities Brokerage Services effective on February 28, 2023, which clarifies that CSRC will strengthen the daily supervision of illegal cross-border brokerage business and steadily and orderly promote the rectification and standardization of such activity. Therefore, we tend to believe that CSRC is now gradually strengthening its regulation of the cross-border online brokerage market, and Solomon JFZ’s business involving PRC residents may need to comply with PRC regulatory requirements in the future. As a result, there remains uncertainties as to how the current and any future PRC laws and regulations will be interpreted or implemented in the context of operating securities-related business in China. We cannot assure you that our current operating model will not be deemed as operating securities brokerage business in China, subjecting us to inquiries or rectifications. If certain of Solomon JFZ’s activities in China were deemed by PRC regulators to be providing securities brokerage services, investment consulting services or stock options brokerage business in China, we would be required to obtain the required licenses or permits from the relevant PRC regulatory bodies, including CSRC. The failure to obtain such licenses or permits may subject us to regulatory actions and penalties, including fines, suspension of parts or all of Solomon JFZ’s business relations with PRC individuals and entities, and temporary suspension or removal of our websites and mobile application in China. In such cases, our business, financial condition, results of operations and prospects may be materially and adversely affected.

If we were deemed to be an investment company under the Investment Company Act of 1940, we may be required to institute burdensome compliance requirements and our activities may be restricted, which could adversely affect the price of the Class A Ordinary Shares and our business.

An entity will generally be deemed an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe we are not an “investment company” and do not intend to become registered as an “investment company” within the meaning of the 1940 Act, as we do not hold ourselves out as being primarily engaged in the business of investing, reinvesting, or trading in securities. As of March 31, 2025, Solomon JFZ’s operations mainly consisted of: (i) corporate finance services, (ii) wealth management services, (iii) asset management services, and (iv) virtual assets services, to our customers. Solomon JFZ charges brokerage commission fees to clients for trades made using its trading platform based on the transaction amount, subject to a minimum charge per transaction. Solomon JFZ provides investment advice to clients based on their financial needs and risk appetite, and it charges them an investment advisory fee based on a percentage of the AUM. Solomon JFZ also provides corporate consultancy services to unlisted and listed companies that are looking for high-quality and value-added corporate finance advisory services at reasonable costs. It charges clients advisory fees according to the type and size of the transactions, duration of the engagement, complexity of the transaction and the expected manpower requirements. For its asset management services, Solomon JFZ generates revenue through fund subscription fees, fund management fees, and performance fees. Solomon JFZ’s managed funds provide eligible investors with the chance to invest under professional management. The subscription fees for asset management services vary based on the subscription amount, ranging from 1% to 5% for specific funds and investors. In addition, as of March 31, 2025, neither Solowin nor Solomon JFZ owned “investment securities” within the definition of Section 3(a)(1)(C) of the 1940 Act. Accordingly, they have not received any dividend or interest income on securities, nor will they recognize gains or losses from sales of securities, and there is no expectation that these circumstances will change in the foreseeable future. We intend to continue to conduct our operations so that we will not be deemed an investment company.

If, at any time, we become or are determined to be primarily engaged in the business of investing, reinvesting or trading in securities, we could become subject to regulation under the 1940 Act. If we were to become subject to the 1940 Act, any violation of the 1940 Act could subject us to material adverse consequences, including potentially significant regulatory penalties and the possibility that certain of our contracts would be deemed unenforceable. Additionally, as a foreign private issuer, we would not be eligible to register under the 1940 Act. Accordingly, we would either have to obtain exemptive relief from the SEC, modify our contractual rights or dispose of investments in order to fall outside the definition of an investment company, each of which may have a material adverse effect on the Company. Additionally, we may have to forego potential future acquisitions of interests in companies that may be deemed to be investment securities within the meaning of the 1940 Act. Finally, failure to avoid being deemed an investment company under the 1940 Act could also make us unable to comply with our reporting obligations as a public company in the United States and lead to our being delisted from Nasdaq, which would have a material adverse effect on the liquidity and value of the Class A Ordinary Shares.

We may be unable to retain existing clients or attract new clients, or we may fail to offer services to address the needs of our clients as they evolve.

We derive a significant portion of our revenues from Solomon JFZ’s commissions, which are based upon the trading volume or the number of relevant transaction contracts executed by our clients. The historically rapidly growing trading volume on Solomon JFZ’s platform was primarily driven by an increasing number of our active clients in the past. However, the growth in our total number of revenue-generating clients has stalled or declined over the past three fiscal years. As of March 31, 2025, 2024 and 2023, we had 1,240, 1,240 and 1,400 revenue-generating clients, respectively. Revenue-generating clients are active clients who have assets in their trading accounts and engage in trading activities. We have seen a significant decrease in this group, primarily due to a sharp increase in withdrawals and limited growth in new clients depositing money after opening their accounts. The high number of withdrawals was directly tied to declining investor confidence because of the sluggish performance of the Hong Kong stock market, particularly the IPO market since 2022. Many investors who lost interest in trading chose to withdraw their money and avoid impulsive trades.

To further grow our business and expand our operation, we rely on continuous efforts in retaining existing clients and attracting new ones

Our ability to retain existing clients is dependent upon multiple factors, some of which are beyond our control. Our clients may not continue to place trading orders or increase the level of their trading activities on Solomon JFZ’s platform if we cannot match the prices offered by other market players or if we fail to deliver satisfactory services. Failure to deliver services in a timely manner at competitive prices and provide a satisfactory experience will cause our clients to lose confidence in us and use our platform less frequently or even stop using Solomon JFZ’s platform altogether. Even if we are able to provide high-quality and satisfactory services on Solomon JFZ’s platform in a timely manner and at favorable pricing terms, we cannot assure you that we will be able to retain existing clients, encourage repeat and increased trading transactions, in part due to reasons beyond our control, such as the personal financial situation of our clients or the deterioration of capital markets generally. We have taken efforts to attract new clients and expand our brand influence, and we plan to continue doing so. However, these efforts may not be cost effective and we cannot assure you that we will be able to grow our client base as we expect, which may in turn materially and adversely affect our business operations and prospects.

We cannot guarantee the profitability of our clients’ investments or ensure that our clients will make rational investment judgements.

We cannot guarantee the profitability of the investments made by clients on Solomon JFZ’s trading platform. The profitability of our clients’ investments is directly affected by elements beyond our control, such as economic and political conditions, broad trends in business and finance, changes in volume of securities and futures transactions, changes in the markets in which such transactions occur and changes in how such transactions are processed.

Moreover, many of our clients are retail investors, who are less sophisticated compared with institutional investors. Although we include prominent risk warnings and disclaimers on our apps throughout the transaction process and, in accordance with relevant regulations, have designed an appropriateness test to assess the level of experience and risk level of the client to assess whether certain services or products are appropriate for such client, there is no guarantee that the appropriateness test for any product is adequate.

Clients who have suffered from unfavorable trading results, financial losses, or even liquidity issues in connection with the financial losses may attribute their losses to us and/or may discontinue trading with us, which may have a material and adverse effect on our business and results of operation. Some clients who have suffered substantial losses on Solomon JFZ’s platform may seek to recover their damages from us or bring lawsuits against us. These allegations against us, regardless of their veracity, may negatively affect our reputation and clients’ confidence with us. If we were to become the subject of any unfavorable allegations or lawsuits, whether such allegations are proven to be true or untrue and regardless of the outcome of the lawsuits, we may have to expend a significant amount of resources to investigate and/or defend itself, which could divert our management’s attention from the day-to-day operations. In addition, if any litigation or other legal proceeding to which we are a party is resolved adversely, we may be ordered to pay a substantial amount of damages or compensation to the other party, which could adversely affect our business, financial condition and results of operations.

Failure to comply with regulatory capital requirements set by local regulatory authorities could materially and negatively affect our business operation and overall performance.

Solomon JFZ, one of our major operating subsidiaries in Hong Kong, is subject to various regulatory capital requirements, including minimum capital requirements, capital ratios and buffers established by competent authorities in their respective jurisdiction. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our business and financial position.

As of the date of this prospectus, Solomon JFZ is in compliance with its respective regulatory capital requirements. However, if Solomon JFZ fails to remain well-capitalized for regulatory purposes, CIMA and HKSFC may take actions against it and its business operation, and we may face penalties, including limitations and prohibitions on our business activities or suspension or revocation of our licenses and trading rights. This could affect client confidence, our ability to grow, our costs of funds and professional insurance costs, our ability to pay dividends on Class A Ordinary Shares, our ability to make acquisitions, and in turn, our business, results of operations and financial condition.

Our risk management policies and procedures may not be adequate and effective, which may expose us to unidentified or unexpected risks.

Our business activities expose us to various risks, including regulatory environment risk, market condition risk, credit risk, liquidity risk, capital adequacy risk and operational risk. We are dependent on our risk management policies and procedures and adherence to our Internal Control and Compliance Manual as well as the latest regulatory policies and procedures by our staff to manage the risks inherent in our business. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risks. Some of our methods for managing risks are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. Many of our risk management policies are based upon observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our models indicate. This could cause us to incur losses or cause our risk management strategies to be ineffective.

In addition, we may fail to update our risk management system as needed or as fast as the industry evolves, which may weaken our ability to identify, monitor and control new risks. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. These may adversely affect our results of operations and financial conditions.

Fluctuations in exchange rates could have a material adverse effect on our results of operations.

The functional currency for our subsidiaries is Hong Kong dollars. However, the financial statements we provided to you and filed with the SEC are presented in U.S. dollars. Our assets and liabilities denominated in foreign currencies are translated at year-end rates of exchange, whereas the income statement accounts are translated at average rates of exchange for the year. Any such translation may result in gains or losses, which are recorded under other comprehensive (loss) income in the financial statements. Changes in the exchange rates between the Hong Kong dollars or other currencies to the U.S. dollars could have a material effect on our results of operations. The value of Hong Kong dollars against U.S. dollars and other currencies is affected by a variety of factors which are beyond our control, including, among other things, changes in Hong Kong’s or China’s political and economic conditions.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to $1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Our reputation, or the reputation of our industry as a whole, may be harmed.

The reputation of our brand is critical to our business and competitiveness. If we fail, or are perceived to have failed, to deal with issues that may give rise to reputational risk, our business and prospects may be harmed. Such issues may include mishandling client complaints, potential conflicts of interest, privacy breaches, client data leak, improper sales practices, as well as failures to identify legal, credit, liquidity, and market risks inherent in our business. Failure to appropriately address these issues could reduce clients’ confidence in us or increase client attrition rate, which may adversely affect our reputation and business. In addition, any malicious or negative allegation made by the media or other parties about the foregoing or other aspects of us, including our management, business, compliance with law, financial condition or prospects, whether with merit or not, could severely compromise our reputation and harm our business and operating results.

Negative publicity about the securities brokerage industry in general may also have a negative impact on our reputation, regardless of whether we have engaged in any inappropriate activities. Moreover, negative publicity about our partners, service providers or other counterparties, such as negative publicity about their client complaints and any failure by them to adequately protect the information of our investors and borrowers, to comply with applicable laws and regulations or to otherwise meet required quality and service standards could harm our reputation. If any of the foregoing takes place, our business and results of operations could be materially and adversely affected.

We rely on a number of external service providers for technology, processing and supporting functions, and if they fail to provide these services, it could adversely affect our business and harm our reputation.

We collaborate with a number of external service providers in providing services to our clients for technology, processing and supporting functions, including, other market makers to which we pass on certain orders, referring brokers we collaborate with for client acquisition, custody banks, securities exchanges, clearing agents and online payment service providers. Furthermore, external content providers provide us with financial information, market news, charts, option and stock quotes and other fundamental data that we offer to our clients.

These service providers face technical, operational and security risks of their own. Any significant failures by them, including improper use or disclosure of their confidential client, employee or company information, deterioration in their performance, interruption in these third-party services or software, or other improper operation could interfere with our trading activities, cause losses due to erroneous or delayed responses, harm our reputation or otherwise be disruptive to our business. For instance, when there is a sudden surge in trading volume caused by a large amount of concurrent orders, usually subsequent to a major social event, we may not be able to retrieve the real-time quote due to delays or interruptions of third party systems, which may cause a delay in the exercise of automatic settlements initiated by our risk management system. Such delays may result in negative balance in our clients’ account and a potential loss to it. Also, we have contracted with external payment service providers to facilitate our clients’ payment procedures for trading and transactions through our platform. Any failure by these service providers to continue with good business operations, comply with applicable laws and regulations or any negative publicity on these parties could damage our reputation, expose us to significant penalties and decrease our total revenues and profitability.

Furthermore, if our arrangements with any of these external service providers are terminated, we may not be able to find an alternative source to support us on a timely basis or on commercially reasonable terms. This could also have a material adverse effect on our business, financial condition and results of operations. For instance, Solomon JFZ’s online trading business is conducted through the Solomon VA+ platform, which is currently licensed from a third-party, Full Node Technology Limited (“Full Node”), and can be easily accessed via our app, software, and websites. The platform offers clients seamless, efficient, and secure access to comprehensive brokerage and value-added services such as trade execution, account management, and customer support. The license is renewed annually, and we may change providers based on cost, technical support, and customization needs. However, if we are unable to continue obtaining licenses from Full Node, it would take us several months to launch a new platform that meets our user experience needs. In addition, Solomon JFZ conducts securities trading management and settlement services supported by Full Node. The system has been customized for our use and provides client account management and trade settlement services. Due to the high level of customization and integration required for our operations provided by Full Node, we have limited options for changing service providers. Furthermore, our KYC procedures are performed through the E2KYC Name Screening system (“E2KY”), supported by Aereve Company Limited, a leading provider of financial market data and infrastructure. Solomon JFZ uses E2KYC for essential screening during account opening and ongoing risk monitoring, which supports its due diligence efforts against financial crime, bribery, and corruption. However, if E2KYC’s service becomes unavailable, our compliance efficiency may be adversely impacted.

A failure in our information technology, or IT, systems could cause interruptions in our services, undermine the responsiveness of our services, disrupt our business, damage our reputation and cause losses.

Our IT systems support all phases of our operations. If our systems fail to perform, we could experience disruptions in operations, slower response time or decreased client satisfaction. We must process, record and monitor a large number of transactions and our operations are highly dependent on the integrity of our technology systems and our ability to make timely enhancements and additions to our systems. System interruptions, errors or downtime can result from a variety of causes, including unexpected interruptions to the internet infrastructure, technological failures, changes to our systems, changes in client usage patterns, linkages with third-party systems and power failures. Our systems are also vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, distributed denial of service attacks, computer viruses or cyber-attacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting our key business partners and vendors, and other similar events.

It could take an extended period of time to restore full functionality to our IT systems or other operating systems in the event of an unforeseen occurrence, which could affect our ability to process and settle client transactions. Moreover, instances of fraud or other misconduct might also negatively impact our reputation and client confidence in us, in addition to any direct losses that might result from such instances. Despite our efforts to identify areas of risk, oversee operational areas involving risks, and implement policies and procedures designed to manage these risks, there can be no assurance that we will not suffer unexpected losses, reputational damage or regulatory actions due to technology or other operational failures or errors, including those of our vendors or other third parties.

While we devote substantial attention and resources to the reliability, capacity and scalability of our systems, extraordinary trading volume could cause our computer systems to operate at unacceptably slow speeds or even fail, affecting our ability to process client transactions and potentially resulting in some clients’ orders being executed at prices they did not anticipate. Disruptions in service and slower system response time could result in substantial losses and decreased client satisfaction. We are also dependent on the integrity and performance of securities exchanges, clearinghouses and other intermediaries to which client orders are routed for execution and clearing. System failures and constraints and transaction errors at such intermediaries could result in delays and erroneous or unanticipated execution prices, cause substantial losses for our clients and for ourselves, and subject us to claims from our clients for damages.

We currently maintain a disaster recovery and business continuity plan, which is intended to minimize service interruptions and secure data integrity, however, our plan may not work effectively during an emergency. IT system failures may lead to interruption of our operations, which in turn will prevent our clients from trading and hence significantly reduce client satisfaction and confidence in us, cause loss or reduce potential gain for our clients, or cause regulatory authorities’ investigation and penalization. Any such system failure could impair our reputation, damage our brand, subject us to claims and materially and adversely affect our business, financial condition, operating results or prospects.

Failure of third-party systems upon which we rely could adversely affect our business operation.

Due to the rapid pace of technological changes in online securities brokerage industry, as described above parts of our business rely on technologies developed or licensed by third parties, for example, Solomon JFZ conducts securities related and online trading business through a trading platform licensed from third parties. Any interruption in the third parties’ services, or deterioration in the third parties’ performance or quality could adversely affect Solomon JFZ’s business operation. Moreover, Solomon JFZ may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all, which could materially impact our business and results of operations.

We may be subject to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions on us or our external service providers.

Solomon JFZ’s platform collects, stores and processes certain personal and other sensitive data from our users. The massive data that we have processed and stored makes us or external service providers who host our servers a target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect the confidential information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our platform could cause confidential information to be stolen and used for criminal purposes. As personally identifiable and other confidential information is increasingly subject to legislation and regulation in numerous jurisdictions, any inability to protect confidential information of our clients could result in additional cost and liability for us, damage our reputation, inhibit the use of our platform and harm our business.

We also face indirect technology, cybersecurity and operational risks relating to the third parties whom we work with to facilitate or enable our business activities. As a result of increasing consolidation and interdependence of technology systems, a technology failure, cyber-attack or other information or security breach that significantly compromises the systems of one entity could have a material impact on our counterparties. Any cyber-attack, computer virus, physical or electronic break-ins or similar disruptions of such third-party service providers could, among other things, adversely affect our ability to serve our users, and could even result in the misappropriation of funds of our investors and borrowers. If that were to occur, both we and third-party service providers could be held liable to clients who suffer losses from the misappropriation.

Security breaches or unauthorized access to confidential information could also expose us to risk relating to misappropriation of funds of our clients, which may subject us to liabilities, reduce the attractiveness of our marketplace and cause reputational harm and adversely impact our results of operations and financial condition.

We invest significantly in research and development, and to the extent our research and development investments are not directed efficiently or do not result in material enhancements to our technology competencies, our business and results of operations would be harmed.

A key element of our strategy is to invest significantly in our research and development efforts to enhance the features, functionality, performance, security, availability and ease of use of Solomon JFZ’s platform and software offerings to address additional applications and use cases that will broaden the appeal of Solomon JFZ’s platform and facilitate the broad use of its platform across customers with digital transformation needs. If we do not spend our research and development budget efficiently or effectively on compelling enhancements, innovations and technologies, our business may be harmed, and we may not realize the expected benefits of our strategy at all or on the timeline we expect. We will need to appropriately deploy our human resources and may need to hire new employees with highly technical skills, or we may not be able to effectively execute on our research and development strategy. Moreover, research and development projects can be technically challenging and expensive. As a result of the nature of research and development cycles, there will be delays between the time we incur expenses associated with research and development activities and the time we are able to offer compelling enhancements to Solomon JFZ’s platform and software offerings and generate revenue, if any, from those activities. Additionally, anticipated customer demand for a platform or application enhancement we are developing could decrease after the development cycle has commenced. If we expend a significant amount of resources on research and development efforts that do not lead to the successful introduction of functionality or platform improvements that are competitive in our current or future markets, our business and results of operations will suffer.

We may encounter potential conflicts of interest from time to time, and the failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different businesses; (ii) us and our clients; (iii) our clients; (iv) us and our employees; and (v) our clients and our employees. As we expand the scope of our business and client base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our clients’ confidence in us could be damaged if we fail, or appears to fail, to deals appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential clients and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

We derived a substantial portion of revenue from a small number of key clients.

We derived a substantial portion of our revenue from a small number of key clients. Approximately 81%, 92% and 78% of our total revenues were contributed by the top five customers for the years ended March 31, 2025, 2024 and 2023, respectively.

We historically experienced significant growth in the number of customers, driven by our reliable and secure trading platform, comprehensive brokerage and value-added services and superior user experience. However, this growth has stalled in recent years. From fiscal year 2023 to fiscal year 2025, our client base increased at a CAGR of 0.8% from approximately 15,500 to 15,600. As of March 31, 2025, we had more than 15,600 clients who had opened trading accounts with us and over 1,200 active clients who were registered and had assets in their trading accounts. However, a fast increase in client base did not immediately result in revenue growth due to poor equity market performance in Hong Kong and a lack of attractive IPOs in the Hong Kong stock market.

In the fiscal year ended March 31, 2025, our top five customers represented approximately 21%, 19%, 16%, 14% and 11% of the total revenue, respectively, which consisted of two from investment advisory service, two from the corporate consultancy service and one from asset management service. In the fiscal year ended March 31, 2024, our top five customers represented approximately 29%, 26%, 19%, 12% and 6% of the total revenue, respectively, which consisted of one from the securities brokerage service, three from the investment advisory service, and one from the asset management service. In the fiscal year ended March 31, 2023, our top five customers represented approximately 30%, 13%, 13%, 11% and 11% of the total revenue, respectively, which consisted of one from the securities brokerage service, three from the investment advisory service, and one from the corporate consultancy service.

There are inherent risks whenever a large percentage of revenues are concentrated in a limited number of clients. It is not possible for us to predict the future level of demand for our services that will be generated by these key clients. In addition, revenues from our larger clients have historically fluctuated and may continue to fluctuate based on their trading volume. If these key clients trade less frequently on our platform or suspend or terminate their relationship with us, our business and results of operation will be adversely affected.

We may fail to implement new business lines, or introduce new products and services to our clients, or we may fail to successfully expand our business.

Our future success is dependent upon on our ability to implement new business lines and offer new products and services, to better respond to market changes and clients’ evolving needs. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. We may invest significant time and resources in developing and marketing new lines of business and/or new products and services. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. In addition, new service offerings may not be accepted by the market or be as profitable as we expect. Furthermore, any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, results of operations and financial condition.

In addition, our strategy to expand business operation and enter into new markets may subject us to additional risks. As we enter into markets that are new to us, we must tailor our services and business model to the unique circumstances of such countries and markets, which can be complex, difficult, costly and divert management and personnel resources. In addition, we may face competition in other countries from companies that may have more experience with operations in such countries or with global operations in general. To continue to expand our services internationally, we may have to comply with the regulatory controls of each country in which we conduct or intend to conduct business, the requirements of which may not be clearly defined. Even if we expand our businesses into new jurisdictions or areas, the expansion may not yield intended profitable results.

Fraud, misconduct or errors by our directors, officers, employees, agents and other third-party service providers could harm our business and reputation.

It is not always possible to identify and deter fraud, misconduct or errors by directors, employees, agents or external service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. Fraud or misconduct by any of these persons or entities may cause us to suffer significant reputational harm and financial loss or result in regulatory disciplinary actions. The potential harm to our reputation and to our business caused by such fraud or misconduct is impossible to quantify.

We are subject to a number of obligations and standards arising from our business. The violation of these obligations and standards by any of our directors, officers, employees, agents, clients, or other third parties could materially and adversely affect us and our investors. For example, we are required to properly handle confidential information. If our directors, officers, employees, agents, clients, or other third parties were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position, and existing and future business relationships. Although we have not identified any material fraud or misconduct by our directors, officers, employees, agents, clients, or other third parties since Solomon JFZ commenced its current business in 2016, if any of these persons or entities were to engage in fraud or misconduct or were to be accused of such fraud or misconduct, our business and reputation could be materially and adversely affected.

A significant decrease in our liquidity could negatively affect our business and financial management as well as reduce client confidence in us.

Maintaining adequate liquidity is crucial to our business operations. We are subject to liquidity and capital adequacy requirements in Hong Kong and Cayman Islands. We meet our liquidity needs primarily through cash generated by operating activities and capital contribution, as well as cash provided by external financing. Fluctuations in client cash or deposit balances, as well as changes in regulatory treatment of client deposits or market conditions, may affect our ability to meet our liquidity needs. A reduction in our liquidity position could reduce our clients’ confidence, which could result in the loss of client trading accounts or cause us to fail to satisfy liquidity requirements of regulatory authorities. In addition, failure to meet regulatory capital guidelines can result in investigations and regulatory actions, which may lead to penalties, including reprimands, fines, limitations or prohibitions on our future business activities or suspension or revocation of our licenses or trading rights.

In addition, our ability to satisfy our liquidity and capital needs may be affected by a variety of factors, some of which are beyond our control, including, macroeconomic and socio-political conditions, fluctuations in cash or deposit balances, increased capital requirements, changes in regulatory guidance or interpretations, or other regulatory changes. If cash generated by client trading activities and operating earnings is not sufficient for our liquidity needs, we may be forced to seek external financing. During periods of disruptions in the credit and capital markets, potential sources of external financing could be reduced, and borrowing costs could increase. Financing may not be available on acceptable terms, or at all, due to market conditions or disruptions in the credit markets. If we experience any significant decrease in our liquidity, our business, financial condition and results of operations could be adversely impacted.

We may not succeed in promoting and sustaining our brand.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients to our platform. This depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our marketplace. If any of our current marketing channels become less effective, if we are unable to continue to use any of these channels, if the cost of using these channels were to significantly increase or if we are not successful in generating new channels, we may not be able to attract new investors and borrowers in a cost-effective manner or convert potential investors and borrowers into active investors and borrowers on our marketplace.

Our efforts to build our brand may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We face risks related to our know-your-customer, or KYC procedures when our clients provide outdated, inaccurate, false or misleading information.

We collect client information during the account opening and during registration for members and we screen accounts against public databases and collaborate with external KYC/AML vendors for the purpose of verifying client identity and detecting risks. Although we require our clients to submit documents for proof of their identity and address for completing the account registration and to update such information from time to time, we face risks as the information provided by our clients may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. For example, to reduce the risk of being subject to complex U.S. laws and regulations, we do not allow U.S. citizens or residents to open an account with us. We require our potential clients to provide their passports or identity cards as well as self declaration about the foreign status of beneficial owner, we have licensed personnel review the applications and resolve KYC results before approving for account opening. However, if a potential client only provides his PRC identity card, which is usually valid for 10 years or more, and misinforms us that he does not also possess a U.S. passport or permanent resident card, we might not be able to detect such misinformation. In addition, as a client who is not a U.S. citizen or resident at the time of account registration may later obtain U.S. citizenship or residential status and fail to update us in a timely manner, our customer database might not be entirely accurate at all times. Despite our efforts to exclude persons who reside in jurisdictions where we have no license or permit such as the United States, our provision of products and services to such clients could be in violation of the applicable laws and regulations in those jurisdictions, of which we may have no awareness until we are warned by the relevant supervising authorities. Despite our safeguards, we could still be subject to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation resulting from such violations. In particular, following the consummation of the Business Combination, as we become increasingly renowned in the United States and worldwide, there is no assurance that we will be able to successfully identify and exclude all persons who resides in jurisdictions where we have no license or permit to operate, including the United States. If U.S. citizens and residents were to register on and begin using our platform, we may be subject to the scrutiny of U.S. regulatory agencies and required to comply with applicable laws and regulations in the United States, including the requirements to obtain relevant licenses and permits for providing our products to U.S. citizens and residents. We currently do not intend to apply for such licenses and permits in the United States, and if we determine to do so, there is no guarantee that we will successfully obtain such licenses in a timely fashion, or at all. We could be subject to disciplinary or other actions by the U.S. regulatory agencies due to claimed noncompliance which could have a material adverse effect on our business, financial condition and results of operations.

Our clients may engage in fraudulent or illegal activities on our platform.

We have implemented stringent internal control policies, insider trading, anti-money laundering and other anti-fraud rules and mechanisms on our platform, for example, we cooperated with third party search system service provider to check if our clients are politically exposed persons or on certain sanction lists (including but not limited to the lists of money laundering, terrorist financing or other crimes). Nevertheless, we remain subject to the risk of fraudulent or illegal activities both on our platform and associated with our clients, funding and other business partners, and third parties handling client information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraudulent or illegal activities.

Any misbehavior of or violation by our clients of applicable laws and regulations could lead to regulatory inquiries and investigations that involve it, which may affect our business operation and prospects. We might also incur higher costs than expected in order to take additional steps to reduce risks related to fraudulent and illegal activities. High-profile fraudulent or illegal activities, for example, money laundering, insider trading and securities fraud, could also lead to regulatory intervention, and may divert our management’s attention and cause us to incur additional regulatory and litigation expenses and costs. Although our client agreements require clients to acknowledge that they will observe all insider trading, money laundering and securities fraud laws and regulations in applicable jurisdictions and to assume liabilities for all restrictions, penalties and other responsibilities arising from conducts suspected to constitute insider trading, money laundering and/or, securities fraud, we cannot verify whether every transaction conducted by our clients is in compliance with such laws and regulations because our clients may circumvent our due diligence measures to commit insider trading and/or money laundering. Significant increases in fraudulent or illegal activities could negatively impact our brand and reputation, reduce the trading volume on our platform and therefore harm our operating and financial results.

In addition, we could also suffer serious harm to our reputation, financial condition, client relationships and even be subject to regulatory sanctions and significant legal liability, if any of our employees engage in illegal or suspicious activities or other misconduct. See “—Fraud, misconduct or errors by our directors, officers, employees, agents and other third-party service providers could harm our business and reputation” above. Although we have not experienced any material business or reputational harm as a result of fraudulent or illegal activities in the past, we cannot rule out the possibility that any of the foregoing may occur, causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

Legislative and regulatory changes may adversely affect the use, transfer, exchange and value of virtual assets.

Residents, tax residents or persons having a relevant connection with certain jurisdictions are excluded from carrying out virtual asset transactions in Hong Kong. Changes in the investor’s place of domicile or the applicable laws may result in the investor violating any legal or regulatory requirements of the applicable jurisdiction with respect to virtual assets. The investor is responsible for ensuring that any virtual assets transaction is, and remains lawful despite changes to applicable laws, the investor’s place of domicile and circumstances.

Securities related to virtual assets such as virtual asset ETFs may be overseen by the legal and regulatory authorities of a number of jurisdictions globally. We may receive notices, queries, warnings, requests or rulings from one or more authorities upon short notice, or may even be ordered to suspend or terminate any action in connection with any virtual asset related securities as a whole without prior notice. Furthermore, many aspects of virtual asset related securities involve untested areas of law and regulation and could be subject to new laws or regulations. Therefore, their legal and regulatory outcome in all relevant jurisdictions is not possible to predict. The planning, development, marketing, promotion, execution or otherwise of the virtual assets may be seriously affected, hindered, postponed or terminated as a result of such new laws and/or regulations. Since regulatory policies can change with or without prior notice, any existing regulatory permissions for or tolerance of virtual assets in any jurisdiction may be withdrawn without warning. Cryptographic-tokens and cryptocurrencies could be deemed from time to time as a commodity or virtual commodity, a digital asset or even as money, securities or currency in various jurisdictions and therefore virtual asset related securities could be prohibited from being purchased, traded or held in certain jurisdictions pursuant to local regulations. In turn, the virtual assets could be deemed to be a regulated or restricted product. There is no guarantee that virtual assets can maintain any particular legal or regulatory status in any particular jurisdiction at any time.  Changes in regulatory circumstances may impact our ability to provide virtual assets trading or advisory services.

The nature of virtual assets exposes us to an increased risk of fraud or cyberattack.

Attempts to steal virtual assets on Solomon JFZ’s trading platform may occur due to the inherent nature of virtual assets, which exposes customers to an increased risk of fraud or cyberattack.  Virtual assets, investor accounts, custodian exchange services, and our system may be targeted by malicious actors who may attempt to steal virtual assets or fiat currency, or otherwise intervene in a virtual asset transaction or any service provided by the Company.  These threats include, without limitation, distributed denial of service, cyberattacks, phishing, social engineering, hacking, smurfing, malware, double spending, majority-mining, consensus-based or other mining attacks, misinformation campaigns, forking and spoofing.   Such events can adversely affect our operations, preventing us from providing services, and potentially result in regulatory investigations. Under new Item 106 of Regulation S-K, we are required to promptly report material cybersecurity incidents. If we suffer a significant cybersecurity breach, the market price of our Class A Ordinary Shares could be negatively impacted.

Malicious entities may also target the investor directly in an attempt to steal any asset held by the investor, or to claim any asset that the investor may have purchased. This may involve unauthorized access to accounts with us, private keys, addresses, passwords, email or social media accounts, log-in details or devices such as computers and smartphones used by the investor. Even if the loss of virtual assets is due to investor error, dissatisfaction with our services may arise, adversely affecting our reputation.

We may not have adequate sources of recovery if the virtual assets held by us are lost, stolen or destroyed due to third-party virtual assets custodial services or if we cannot redeem or withdraw our virtual assets invested in crypto lending or investing activities. Such incidents could have a material adverse effect on our business, financial condition and results of operations.

Solomon JFZ provides trading of various virtual assets trading in the regulated digital assets trading exchanges, including Bitcoin, Ethereum, Bitcoin spot ETF and Ethereum spot ETF, supporting in kind subscription of virtual assets spot ETF. Substantially all of our virtual assets were held in custody on Solomon VA+, licensed from third-party Full Node. We believe that the security procedures that Full Node utilizes, such as issuing username, password and hardware tokens, are reasonably designed to safeguard Bitcoin, Ethereum, Bitcoin spot ETF and Ethereum spot ETF and other virtual assets from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by us. If such virtual assets are lost, stolen or destroyed under circumstances rendering a third party liable to us, it is possible that Full Node may not have the financial resources or insurance sufficient to satisfy any or all of our claims against the third party, or have the ability to retrieve, restore or replace the lost, stolen or destroyed cryptocurrencies due to governing network protocols and the strength of the cryptographic systems associated with such virtual assets. To the extent that we are unable to recover on any of our claims against any such third party, such loss could have a material adverse effect on our business, financial condition and results of operations.

If such services are commercially available, we will consider adding regulated banks, rather than solely relying on crypto custodian, as the custodian for a material amount of our cryptocurrencies. Obtaining cryptocurrency custody services from a regulated bank may confer benefits such as improved security and reduced fraud. Nevertheless, until now, banks have generally declined to provide custody services for cryptocurrencies and other virtual assets, due to the absence of clarity on permissibility and on regulators’ views of these activities generally in Hong Kong.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management. While we provide a variety of attractive incentives to our management, we cannot assure you that we can continue to retain their services. We cannot assure you that our existing senior management members will not terminate their employment with us in the future. In addition, we do not have any key man insurance for our executive officers or key employees. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, there is no assurance that any member of our management team will not join one of our competitors or form a competing business. If any dispute arises between us and our current or former officers, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

User growth and activity on mobile devices depend upon effective use of mobile operating system, networks and standards, over which we do not have control.

As of the date hereof, a majority of our clients access our services through PC, however, we expect to see a growing number of our clients access our services through our mobile apps in the future. As new mobile devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for these new devices and platforms, and we may need to devote significant resources to the development, support and maintenance of such applications. In April 2021, Solomon JFZ launched its all-in-one Solomon app, which has since been upgraded to Solomon VA+. Our ability to attract, retain, and engage users for our mobile app depends on our ability to deliver a high-quality experience across diverse mobile devices and operating systems, such as iOS and Android, as well as across various mobile networks. We rely on third parties to provide and support these operating systems, app stores, networks, and hardware, and have no control over the technical standards, policies, or business decisions of these third parties.

Our future growth and our results of operations could suffer if we experience difficulties in the future in integrating our services into mobile devices or if problems arise with our relationships with providers of mobile operating systems or mobile app stores, or if we face increased costs to distribute or have users utilize our services on mobile devices. We are further dependent on the interoperability of providing our services on popular mobile operating systems that we do not control, such as iOS, Android and PC platform, and any changes in such systems that degrade the accessibility of our services or give preferential treatment to competing products could adversely affect the usability of our services on mobile devices. In the event that it is more difficult for our users to access and utilize our services on their mobile devices, or if our users choose not to access or utilize our services on their mobile devices or to use mobile operating systems that do not offer access to our services, our user growth could be harmed and our business, financial condition and operating results may be adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

It is often difficult to maintain and enforce intellectual property rights. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in Hong Kong, PRC, the Cayman Islands, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

We have no business liability or disruption insurance, which could expose us to significant costs and business disruption.

The insurance industry in Hong Kong is still at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. We do not have any business liability or disruption insurance to cover our subsidiaries in Hong Kong’ business operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business.

Solowin is a holding company, and it relies on dividends and other distributions on equity paid by its subsidiaries for Solowin’s cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders and service any debt it may incur. While Solowin does not expect to pay cash dividends in the foreseeable future, if any of its subsidiaries incurs debt on their own behalf in the future, the instruments governing the debt may restrict such subsidiary’s ability to pay dividends or make other distributions to Solowin.

The Companies Act (As Revised) of the Cayman Islands permits, subject to a solvency test and the provisions, if any, of the Company’s second amended and restated memorandum and articles of association, as amended, the payment of dividends and distributions out of the share premium account. With the exception of the foregoing, there are no statutory provisions relating to the payment of dividends. Based upon English case law, which is regarded as persuasive in the Cayman Islands, dividends may be paid only out of profits.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries in Hong Kong to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. In addition, if any of our subsidiaries in Hong Kong incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends.

We incur substantially increased costs as a result of being a public company.

We incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we incur compliance costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior September 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC.

Risks Related to AlloyX’s Business and Industry

We face intense and increasing competition.

We operate in a rapidly changing and highly competitive industry, and our results of operations and future prospects depend in part on the continued growth of the AlloyX stablecoin network, our ability to monetize the AlloyX stablecoin network, and our ability to innovate and create successful new products and services and improve existing products and services.

Although there may be certain regulatory and other barriers to enter the markets we serve, we nonetheless expect our competition to continue to increase. We face competition from both established enterprises and early-stage companies that are attempting to capitalize on the same, or similar, opportunities as we are. Some of our current and potential competitors have longer operating histories, particularly with respect to digital financial services products, significantly greater financial, technical, marketing, and other resources, and larger customer bases than we do. This may allow them to offer more competitive pricing or other terms or features, a broader range of digital financial products, or a more specialized set of specific products or services, as well as respond more quickly than we can to new or emerging technologies and changes in end-user and customer preferences. Additionally, when new competitors seek to enter our markets, or when existing market participants seek to increase their market share or revenues, they may offer terms, including fee structures, that are more favorable than ours, which could result in a decrease of our market share or revenues or lead us to adopt less profitable business practices, or otherwise exert downward pressure on our results of operations. For example, actions and policies of our distributors, over which we do not control or oversee, could negatively impact our results of operations. In any case, with increased competition, we may be required to incur additional costs or expenses relative to our revenue to maintain or grow the AlloyX stablecoin network and the market acceptance of our products and services.

Our current or future competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services, which could attract end-users and customers away from our products and services. For example, we are seeing a rapidly evolving market structure in digital asset trading markets, and certain major trading firms are moving towards tokenized money market funds (“TMMFs”) as a form of collateral. Particularly in the current high interest rate environment, the option to invest in TMMFs or other yield-bearing digital assets has become increasingly attractive relative to holding non-yield bearing stablecoins, especially for those planning to hold these assets for an extended period of time. Therefore, as TMMFs become more readily accessible and widely integrated on blockchains as a form of collateral in margin trading, we expect to continue to see a shift toward the use of TMMFs or other yield-bearing digital assets. Additionally, when new competitors seek to enter our markets, or when existing market participants seek to increase their market share, these competitors sometimes undercut, or otherwise exert pressure on, the pricing terms prevalent in that market, which could adversely affect our market share and/or ability to capitalize on new market opportunities.

We currently compete at multiple levels with a variety of competitors, including:

●	payment services;

●	fiat-backed, asset-backed, digital asset-collateralized, algorithmic, non-backed and yield-bearing tokens;

●	blockchain infrastructure services;

●	digital asset safekeeping services;

●	banks and nonbank financial institutions; and

●	digital wallet providers platforms.

As a relatively new innovation, stablecoins are particularly susceptible to operational challenges and risks, including due to surges in demand.

The relative novelty of stablecoins may pose operational challenges and risks. In particular, some blockchains that support stablecoins have limited operating histories, have not been validated in production, have vulnerabilities that could be abused by malicious users, and are still in the process of developing and making significant decisions that will affect their respective underlying blockchains. Those features could lead to novel operational risks related to the settlement and validation of transactions, which could result in fraudulent misuse of such blockchains involving stablecoins or otherwise adversely affect the stablecoins whose protocols are built on top of such blockchains. Failures in one or more public blockchains could result in sustained periods where end-users cannot access or transfer their stablecoins, which could result in stablecoins losing their reputation as a safe and reliable payment technology. Furthermore, we have in the past experienced and may in the future encounter periods of extreme and persistent minting activities, which may result in operational delays in accepting fiat currencies, including due to capacity constraints or otherwise, at the banking institutions where our reserves will be held. Such delays in processing users’ minting requests could negatively impact our ability to attract market entrants and may cause demand to shift toward our competitors.

Moreover, the governance of many decentralized blockchain networks is by voluntary consensus and open competition, and many developers are not directly compensated for their contributions. As a result, there may be a lack of consensus or clarity on the governance of any particular blockchain network, a lack of incentives for developers to maintain or develop the network, and other unforeseen issues, any of which could result in unexpected or undesirable errors, bugs, or changes, or otherwise stymie such network’s utility and ability to respond to challenges and grow.

Our ability to grow and retain customers depends on strategic integrations and partnerships, and deterioration in these relationships could adversely affect our business.

We rely on a number of distribution, infrastructure, and ecosystem partners—including payment gateways, digital asset exchanges, wallet providers, custodians, and financial institutions—to support the delivery of our stablecoin infrastructure and real-world asset tokenization services. These partners help facilitate user access to our platform, enable fiat on/off ramps, and expand the utility of our technology stack across jurisdictions and user types.

If we are unable to maintain existing partnerships or enter into new strategic integrations on commercially reasonable terms, our ability to reach users and grow transaction volumes may be negatively impacted. In addition, changes in our partners’ financial condition, reputation, business strategy, or regulatory exposure could affect their ability or willingness to continue supporting our platform. For example, if a key custodian, fiat settlement provider, or wallet interface were to suspend service or terminate its relationship with us, we could experience disruption in our operations or delays in onboarding customers. Any such disruption could adversely affect our business, financial condition, and results of operations.

Minting and redeeming AX Coin from our platform will involve risks, which could result in loss of customer assets, customer disputes, and other liabilities.

To receive a stablecoin, a verified customer must wire transfer the amount of fiat currency corresponding to the equivalent amount of desired applicable stablecoin to a bank account. Once the credit is made to the AlloyX bank account, tokens are minted to the customer’s account, effectively increasing the applicable stablecoin in circulation. Likewise, customers with a stablecoin in their account can redeem such tokens so that the system cancels the applicable stablecoin tokens and transfers funds in the applicable fiat currency out of reserve and into a customer’s linked bank account, effectively reducing the applicable stablecoin in circulation.

If a customer incorrectly enters bank account credentials or other information when depositing and withdrawing funds, there is a risk that a portion or all of the customer’s assets will be permanently and irretrievably lost with no means of recovery. Alternatively, a customer may transfer stablecoin or other supported assets to an external wallet address that they do not own, control, or hold the private keys to. Such incidents could result in customer disputes, damage to our brand and reputation, legal claims against us, and financial liabilities, any of which could adversely affect our business.

Fluctuations in interest rates could impact our results of operations.

Our business depends on the activity of institutional and retail customers engaging in digital asset payments and real-world asset tokenization. Macroeconomic conditions, including inflation, interest rate changes, and liquidity tightening, may influence corporate treasury strategies, digital asset investment patterns, and risk appetite. For example, higher interest rates may shift demand toward traditional yield-bearing instruments, which could reduce transaction volumes on our platform. Conversely, lower interest rates may reduce stablecoin utility as a cash-like instrument. These market dynamics are complex and unpredictable, and fluctuations in global economic conditions could adversely impact the usage of our services and our results of operations.

The prices of digital assets are extremely volatile, and price fluctuations may adversely impact the value of digital assets that we hold.

Digital assets have historically experienced high levels of volatility far in excess of that experienced in fiat currencies. A number of factors contribute to changes in digital asset prices and volatility, including changes in the supply and demand for a particular digital asset, regulatory actions, market sentiment, macroeconomic factors, utility of a particular digital asset, and idiosyncratic events such as exchange outages or commentary on social media. We are exposed to price volatility with respect to the digital assets we own. Though our fundamental business and growth strategy does not include acquiring digital assets for the purpose of value appreciation, we have some degree of exposure to digital assets because, for certain services we perform, our customers may pay us in digital assets. To the extent customers compensate us in the form of digital assets, and we continue to hold these digital assets, we may be subject to the high degree of price and earnings volatility associated with these digital assets. A decline in the value of the digital assets we hold in higher concentrations may have a larger adverse impact on our operating results in any given period. Volatility in the value of digital assets or other market factors may limit our ability to convert digital assets into fiat currency at attractive prices or at all.

AlloyX has a limited operating history and an unproven revenue model, which makes it difficult to evaluate its future prospects and business performance.

AlloyX is an early-stage company with a limited operating history, and it has not yet generated meaningful revenue. Its business model remains unproven, and it faces significant challenges in scaling its operations and achieving profitability. Its ability to generate revenue depends on the successful commercialization of its stablecoin products and tokenization services, including monetization through issuance and redemption fees, payment processing, digital asset custody, tokenization-related fees, and interest income derived from reserve assets. Each of these revenue streams is subject to operational, regulatory, competitive, and market risks.

AlloyX’s ability to scale its platform and generate revenue also depends on several factors that remain uncertain, including its ability to (i) obtain necessary regulatory approvals and licenses, (ii) successfully launch and grow adoption of its stablecoin across institutional and retail users, (iii) capture projected transaction volumes from targeted corridors and partners, (iv) expand into new markets, and (v) attract and retain asset managers and other institutional clients for its real-world asset (“RWA”) tokenization solutions. If it fails to execute on one or more of these initiatives, or if user demand does not materialize at the levels it anticipates, its ability to achieve meaningful revenue generation and long-term profitability may be materially and adversely affected. In addition, its operating expenses are expected to increase significantly as it invests in technology development, compliance infrastructure, and market expansion. As a result, it may continue to incur losses for the foreseeable future.

We depend on the continued service and performance of our key personnel, and our business may be adversely affected if we are unable to attract, retain, and motivate qualified personnel.

Our future success depends on the continued service, performance, and institutional knowledge of our executive leadership team and key personnel, including engineering, product development, compliance, and business development professionals. We operate across multiple jurisdictions and rely on a specialized workforce with expertise in financial technology, blockchain infrastructure, payments compliance, and regulatory engagement. Competition for qualified personnel in our industry is intense, and we may not be able to attract or retain the talent necessary to achieve our business objectives.

The loss of one or more members of our senior management team, or key employees with critical technical or regulatory knowledge, could disrupt our operations, delay product development, or impair our ability to maintain regulatory relationships and strategic partnerships. Additionally, labor shortages, employee attrition, or failure to recruit new talent at scale may constrain our ability to execute on our growth plans or comply with jurisdiction-specific regulatory requirements. If we are unable to attract and retain personnel with the skills and experience we require, our business, financial condition, and results of operations may be materially and adversely affected.

Our business may be adversely affected by seasonal trends and changes in economic conditions.

Our transaction volumes, customer behavior, and revenue streams may be subject to seasonal fluctuations and broader macroeconomic factors. For example, corporate treasury cycles, tax deadlines, holiday periods, and fiscal year-end planning may influence demand for stablecoin-based payment and settlement services. In addition, macroeconomic developments—such as inflation, rising or declining interest rates, currency volatility, geopolitical instability, or liquidity tightening in global financial markets—may affect institutional and retail adoption of digital asset products.

A slowdown in digital asset trading activity, declining interest in tokenized financial instruments, or broader economic downturns could reduce customer engagement with our stablecoin infrastructure and real-world asset tokenization services. These effects may be amplified during periods of market volatility or financial stress, which can lead to reduced transaction volumes, lower fee-based revenue, and increased customer redemptions. If economic conditions deteriorate or fail to support digital asset adoption, our business, financial condition, and results of operations could be materially and adversely affected.

Risks Related to Doing Business in Jurisdictions We Operate

Substantially all our operations are in Hong Kong, and a majority of our clients are PRC residents. As such, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Solowin is a holding company and we conduct our operation primarily through our operating subsidiaries in Hong Kong. Solomon JFZ’s operations are primarily located in Hong Kong and most of our clients are residing in PRC, New Zealand, and Australia. Hong Kong is a Special Administrative Region of the PRC. The laws previously enacted in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. As at the date of hereof, we are not materially affected by recent statements by the Chinese Government indicating an extent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong, should recent statements and regulatory actions by China’s government apply to us in the future. Due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. Specifically the revised CRM provides that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

We believe that we are not subject to PRC cybersecurity review for the following reasons: (i) we do not hold critical information infrastructure; (ii) we believe our operations will not affect national security; (iii) we do not hold personal information of more than one million users. In addition, as of the date hereof, our securities offerings in the United States have not been subject to the review or prior approval of the CAC nor the CSRC. We have not received any notice of and are not currently subject to any proceedings initiated by the CAC or any other PRC regulatory authority.

However, since Solomon JFZ’s Solomon VA+ is available to download in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. According to PRC regulations, the content provider engaged in disseminating analysis, forecasting, and advisory of other information related to security needs to obtain the PRC Securities Investment Consultancy Qualifications. Currently, we do not apply for any PRC license regarding the Solomon VA+. We believe that the Solomon VA+ does not need any PRC license for the following reasons: (i) we do not have any entity or subsidiary in the PRC; (ii) we conduct our business and operations primarily through our operating subsidiaries in Hong Kong. However, the PRC government has the ultimate authority to decide whether we must get the licenses and we cannot assure that without any PRC license, we will not be subject to regulatory measures including warnings, public condemnation, suspension of Solomon VA+ in the PRC and other measures. We can assure you that we will follow any PRC government’s rules, regulation or instruction regarding Solomon VA+ as soon as we are informed of the requirements. As such, we collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. In addition, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the DSL and the PRC PIPL, we cannot assure you that we will comply with such regulations in all respects. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC such that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations, significantly limit or completely hinder our ability to offer the Class A Ordinary Shares to investors, and cause the value of such shares to significantly decline or become worthless. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to removal of our apps in China market, as well as reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries.

On June 30, 2020, the SCNPC adopted the Hong Kong National Security Law (the “Hong Kong National Security Law”). This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including then-HKSAR chief executive Carrie Lam and John Lee, who later replaced Carrie Lam as chief executive on July 1, 2022.

In July 2021, President Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If we and our subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations could be materially and adversely affected.

PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.

A majority of our clients are PRC residents and are therefore subject to the restrictions under the rules and regulations promulgated by the State Administration of Foreign Exchange (the “SAFE”), regarding the conversion of Renminbi into foreign currencies and the remittance and the use of such funds outside China.

Under current PRC foreign exchange regulations, which are Administrative Measures on Individual Foreign Exchange issued in December 2006 and Implementation Regulations for the Administrative Measures on Individual Foreign Exchange issued in January 2007, each PRC citizen is permitted to convert up to an aggregate of $50,000 equivalent Renminbi each year for appropriate personal use. Such appropriate use does not include direct investment into secondary stock markets, futures, insurances, asset management products or other trading. PRC residents who intend to convert Renminbi into U.S. dollars exceeding such quota are required to go through additional application and review procedures with commercial banks designated by the SAFE. In fact, according to the Notice of the State Administration of Foreign Exchange on Issues Relating to Foreign Exchange Control for Overseas Investment and Financing and Round-tripping by Chinese Residents through Special Purpose Vehicles (Hui Fa [2014] No.37), except where individuals in China set up SPVs abroad and return to invest (which is recognized by SAFE), PRC residents can only invest in overseas markets indirectly through channels such as Shanghai-Shenzhen-Hong Kong Stock Exchange, mutual recognition of funds between the Mainland and Hong Kong or purchase of QDII/RQDII products. Although we require our clients to comply with the relevant rules and regulations pursuant to the agreements we enter into with them, we cannot assure you that our clients will follow the rules and regulations or the provisions in the agreements at all times. We have not accepted any direct Renminbi deposit from mainland China since inceptions and do not handle the Renminbi cross-border currency conversion for our Chinese clients through any of our accounts or entities, and we do not require our clients to submit evidence of approval or registration with respect to the foreign currency used for offshore investments. We cannot assure you that our current operating model, which includes redirecting our clients to open accounts with third party service providers, will not be deemed as assisting with the currency conversion by SAFE. In such cases, we may face regulatory warnings, correction orders, condemnation and fines, and may not be able to conduct our current business in the future. In addition, any misbehavior or violation by our clients of applicable laws and regulations could lead to regulatory inquiries, investigations or penalties that involve us. On December 30, 2022, the CSRC posted an announcement stating that Futu Holdings Limited (NASDAQ: FUTU) (“Futu”) and UP  Fintech  Holding Limited had conducted certain cross-border securities business for domestic investors without obtaining the requisite approval from the CSRC. The CSRC determined that Futu’s conduct constituted the illegal operation of a securities business and required Futu to cease accepting incremental funds from PRC domestic investor accounts that would violate China’s foreign exchange management regulations. In light of the CSRC’s decision regarding Futu Holdings and UP Fintech Holding Limited, there is a risk Limited, it cannot be ruled out that we could be subject to similar scrutiny or penalties by the relevant PRC authorities in connection with foreign exchange control issues related to our PRC residents clients. and Solomon JFZ may also be prohibited from accepting incremental fund transfers to such clients’ accounts, which could adversely affect our ability to serve existing PRC clients and hinder our efforts to acquire new ones.

Since the PRC authorities and the commercial banks designated by the SAFE to conduct foreign exchange services have significant discretion in interpreting, implementing and enforcing the foreign exchange rules and regulations, and due to many other factors that are beyond our control and ability to anticipate, we may face more severe consequences, including being asked to take additional and burdensome measures to monitor the source and use of the foreign currency funds in the accounts of our clients, remove our account opening functions, or suspend our operations pending an investigation or indefinitely. In such cases, we may face regulatory warnings, correction orders, condemnation, fines and confiscation of income, and may not be able to conduct our current business in the future. We may also be subject to regular inspections from relevant authorities from time to time. If such situations occur, our business, financial condition, results of operations and prospects would be materially and adversely affected.

In addition, if the PRC government further tightens the amount of currency exchange allowed for PRC residents, increases control over the remittance of currency out of the PRC, restricts the assistance or participation of any non-resident entities in the currency conversion, or specifically prohibits any exchanges for securities-related investment purposes, the trading activities of Chinese residents on our platform could be restricted, which would significantly reduce the trading volume on our platform. As our revenues from brokerage commission and market making income depends heavily on the total trading volume facilitated on our platform, the occurrence of any of the above regulatory changes would have a material and adverse impact on our business, operating and financial results.

We may face regulatory risks due to differences in virtual asset regulations between Hong Kong and Mainland China, particularly given our Mainland Chinese client base.

There are significant differences between the regulatory frameworks governing virtual assets in Hong Kong and Mainland China. Mainland China has explicitly prohibited business activities involving virtual assets, including trading and related services. In contrast, Hong Kong has adopted a more permissive approach by establishing a regulatory framework that allows retail investors to trade virtual assets through licensed platforms under specified conditions.

As a Hong Kong-based company with a substantial number of clients who are residents of Mainland China, we may be exposed to increased regulatory risks when engaging in virtual asset-related business. Although we comply with the relevant laws and regulations of Hong Kong, our activities may still attract scrutiny from Mainland Chinese authorities if they are deemed to involve PRC residents or otherwise violate Mainland policies. This regulatory divergence creates uncertainty and complexity in ensuring full compliance across jurisdictions.

If we are found to be in violation of Mainland China’s laws or policies, we could be subject to regulatory inquiries, investigations, penalties, or other enforcement actions. Such developments could materially and adversely affect our reputation, business operations, and financial condition, and may hinder our ability to serve clients residing in Mainland China or expand our client base in that market.

A downturn in the Hong Kong, China or the global economy, and changes in economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the fact that it:

●	has a high level of government involvement;

●	is in the early stages of development of a market-oriented economy;

●	has experienced rapid growth; and

●	has a tightly controlled foreign exchange policy

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of our subsidiaries in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law enacted by the SCNPC in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, President Donald Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China.

These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations, and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect to China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of the Class A Ordinary Shares could be adversely affected.

The Class A Ordinary Shares may be prohibited from trading in the United States under the HFCA Act in the future if the PCAOB is unable to inspect or investigate completely our auditor. The delisting of the Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

U.S. public companies that have substantially all of their operations in China and Hong Kong have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

In December 2021, the SEC adopted rules (the “Final Rules”) to implement the Holding Foreign Companies Accountable Act, or the HFCA Act. The HFCA Act includes requirements for the SEC to identify issuers (the “Commission-Identified Issuers”) who file annual reports with audit reports issued by independent registered public accounting firms located in foreign jurisdictions that the Public Company Accounting Oversight Board, or PCAOB, is unable to inspect or investigate completely because of a position taken by a non-U.S. authority in the accounting firm’s jurisdiction. The HFCA Act also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s independent registered public accounting firm for three consecutive years since 2021, the SEC shall prohibit the issuer’s securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in the PRC and Hong Kong, because of a position taken by one or more authorities in such jurisdictions. In addition, the PCAOB’s report identified specific registered public accounting firms which were subject to these determinations. Our current registered public accounting firm, WWC, P.C., is not headquartered in the PRC or Hong Kong and was not identified as a firm subject to the PCAOB’s determination. WWC, P.C. is a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no current intention of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. Furthermore, the PCAOB is able to inspect the audit workpapers of our subsidiaries in Hong Kong, as such workpapers are electronic files possessed by our auditor. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in our securities would be prohibited under the HFCA Act.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB vacated its December 16, 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. When the PCAOB reassesses its determinations in the future, it could still determine that it is unable to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. There can be no assurance that we will continue to be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if the PCAOB is not able to fully inspect any component of our auditor’s work papers in the future. Delisting of the Class A Ordinary Shares would force holders of our Class A Ordinary Shares to sell their Class A Ordinary Shares. The market price of the Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

PRC regulations relating to offshore investment activities by PRC residents may subject us or our PRC resident beneficial owners to liability or penalties, limit our ability to conduct business in the PRC or may otherwise adversely affect us.

On July 4, 2014, SAFE issued the Circular on Issues Concerning Foreign Exchange Control over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or “SAFE Circular 37.” According to SAFE Circular 37, prior registration with the local SAFE branch is required for PRC residents, (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose), in connection with their direct or indirect contribution of domestic assets or interests to offshore special purpose vehicles, or “SPVs.” SAFE Circular 37 further requires amendments to the SAFE registrations in the event of any changes with respect to the basic information of the offshore SPV, such as change of a PRC individual shareholder, name, and operation term, or any significant changes with respect to the offshore SPV, such as an increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to beneficial owners of Ordinary Shares who are PRC residents. In February 2015, SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or “SAFE Circular 13,” effective in June 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

We cannot provide any assurance that our current or future PRC resident beneficial owners will always comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations. Such failure or inability of our PRC resident beneficial owners to comply with these SAFE regulations may subject us or our PRC resident beneficial owners to fines and legal sanctions, or restrict our cross-border business activities, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed were compromised, it could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

By contrast, China’s legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, China has not developed a fully integrated legal system. As a result, recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new and the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, China’s legal system is based in part on government policies and administrative rules, and many have retroactive effects. Since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. As a result, we cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. We may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties could adversely affect our business that relates to China or PRC citizens.

Hong Kong regulatory requirement of prior approval for transfer of shares in excess of certain threshold may restrict future takeovers and other transactions.

Section 132 of Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong), or the SFO, requires a person (including a corporation) to apply for prior approval from the HKSFC to become a substantial or continue to be shareholder of a HKSFC-licensed company in Hong Kong. Under the SFO, a person is regarded as a “substantial shareholder” of a licensed company if he, either alone or with associates, has an interest in share in the licensed company the aggregate number of which shares is equal to more than 10% of the total number of issued shares of the licensed company, or is entitled to, either directly or indirectly, exercise or control the exercise of the voting power of more than 10% of the voting power at general meetings of the licensed company, or hold shares in any other corporation which entitles the person, either alone or with any of his associates and either directly or indirectly, exercises or control the exercise of 35% or more of the voting power at the general meetings of the other corporation, of or a further corporation, that controls either alone or with any of its associates and either directly or indirectly, more than 10% of the voting power at general meetings of the licensed company. Further, all potential parties who will be new substantial shareholder(s) of Solomon JFZ, our HKSFC-licensed subsidiary, is required to seek prior approval from the HKSFC. This regulatory requirement may discourage, delay or prevent a change in control of Solomon JFZ, which could deprive our shareholders the opportunity to receive a premium for their shares as part of a future sale and may reduce the price of the Class A Ordinary Shares upon the consummation of a future proposed business combination.

We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, data protection and overseas offering. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

On June 10, 2021, the SCNPC enacted the PDSL, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security and no organization or individual within the territory of the PRC may provide foreign judicial or law enforcement authorities with the data stored within the territory of the PRC without the approval of the competent authorities of the PRC.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, with the approval of the State Council, the CSRC issued the New Overseas Listing Rules, which became effective on March 31, 2023. According to the New Overseas Listing Rules, domestic enterprises are required to file with CSRC by submitting filing reports, legal opinions and other relevant materials in the following two situations: (i) a domestic company that seeks to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC. In addition, if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the revenues, profits, total assets or net assets of the domestic operating entity in the most recent fiscal year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or mainland China residents. The determination will be based on the “substance over form” principle, requiring securities companies and law firms to conduct comprehensive verification and identification to determine whether the filing documents fail to prove whether the enterprise falls into the above situations that require the filing. When an issuer makes an application for an initial public offering in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted overseas.

Although (a) a majority of our clients are PRC residents, (b) Solomon JFZ, one of our subsidiaries in Hong Kong, is a Chinese investor-focused securities brokerage company, and (c) approximately 29% of our employees who work for our subsidiaries in Hong Kong are PRC citizens, we shall not be deemed as a PRC domestic company, and we do not need to make any filing with CSRC under the New Overseas Listing Rules. This is because according to the New Overseas Listing Rules, (i) the direct overseas offering and listing by a domestic company refers to the overseas offering and listing by a joint stock limited company registered and established within the PRC; and (ii) the indirect overseas offering and listing by a domestic company refers to the overseas offering and listing by a domestic company whose major business activities are conducted within the PRC, carried out in the name of a company registered outside the PRC, based on the equity, assets, earnings, or other similar interests of the domestic company. Specifically, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company, only if (i) any of the revenues, profits, total assets or net assets of the domestic operating entity in the most recent fiscal year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; and (ii) its major operational activities are carried out in the PRC or its main places of business are located in the PRC, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or PRC residents.

On July 10, 2021, the CAC issued the Revised Draft, which required that, among others, in addition to “operator of critical information infrastructure” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. Pursuant to Article 6 of the Revised Draft, companies holding data or more than one million users must apply for cybersecurity approval when seeking overseas listings because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” On December 28, 2021, the CAC published the revised CRM, which further restates and expands the applicable scope of the cybersecurity review. The revised CRM took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. The revised CRM provides that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Given that (1) our subsidiaries in Hong Kong are incorporated and located in Hong Kong and none of them controls more than one million users’ personal information; (2) we have no subsidiary, VIE structure, nor any direct operations in mainland China; (3) the primary focus of our business operations is located outside mainland China and the majority of our senior management personnel, who are responsible for the daily operation and management, are not PRC citizens and do not reside in mainland China; (4) we possess minimum amount of personal information to achieve the purpose of processing in our business operations with minimal impact on the rights and interests of individuals; (5) all of the data and personal information of our clients are securely stored on equipment owned by an HKEX certified server provider located in Hong Kong; (6) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities ; and (7) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we do not currently expect the revised CRM, the DSL, or the PRC PIPL to have an impact on our business, operations, or our securities offerings.

Nevertheless, the legal and operational risks associated with operations in China may apply to our operations in Hong Kong, should recent statements and regulatory actions by China’s government apply to us in the future. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our operating subsidiaries, their abilities to accept foreign investments and the continued listing of the Class A Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the New Overseas Listing Rules further expand their scope of application, we may be required to make a filing with the CSRC. If the revised CRM or the PRC PIPL or any other PRC regulations like the Draft Assessment Measures for the Security of Personal Information Leaving the Country are required to be applicable to our operating Our subsidiaries in Hong Kong by PRC authorities, our business operation could be subject to the CAC’s cybersecurity review or a CSRC review in the future. If any of our operating subsidiaries becomes subject to the CAC or CSRC review, we cannot assure you that our operating subsidiaries will be able to comply with the regulatory requirements in all respects, and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our operating subsidiaries may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless..

We may be treated as a non-resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to income tax on our income from PRC residents.

Under the PRC Enterprise Income Tax Law and its implementation rules, a foreign enterprise which has no establishment or place in the PRC but derives profit from sources in the PRC will be subject to the enterprise income tax on its PRC income. We believe that our income from PRC residents may not be the profit from sources in the PRC and hence, we are not a non-resident enterprise subject to PRC income tax for the following reasons: (i) we conduct our operations through our operating subsidiaries in Hong Kong; (ii) we have no subsidiary, VIE structure, nor any direct operations in the PRC; (iii) we do not have income directly from PRC accounts. However, whether we have income from sources in the PRC is subject to determination by the PRC tax authorities. There is uncertainty that with the development of our business, part of our profit might be deemed as profit from sources in the PRC and we might be subject to PRC income tax.

In addition to the uncertainty as to the application of the “non-resident enterprise” classification, we cannot assure you that the PRC government will not amend or revise the taxation laws, rules and regulations to impose stricter tax requirements, such as the potential imposition of transaction taxes, or higher tax rates. Any of such changes could materially and adversely affect our financial condition and results of operations.

Risks Related to Ownership of Our Securities

If we fail to maintain compliance with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for trading our shares and make obtaining future debt or equity financing more difficult for us.

Our Class A Ordinary Shares are traded and listed on the Nasdaq under the symbol of “AXG.” Our shares may be delisted, if we fail to maintain compliance with certain continued listing requirements of Nasdaq.

If we fail to maintain compliance with the Nasdaq continued listing requirements, our Class A Ordinary Shares may lose their status on Nasdaq and they would likely be traded on the over-the-counter market. As a result, selling our Class A Ordinary Shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our Class A Ordinary Shares are delisted, broker dealers would have to bear certain regulatory burdens which may discourage broker dealers from effecting transactions in our Class A Ordinary Shares and further limiting the liquidity of our shares. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A Ordinary Shares. Such delisting from Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

If our Class A Ordinary Shares were delisted from Nasdaq, we may become subject to the trading complications experienced by “Penny Stocks” in the over-the-counter market.

Delisting from Nasdaq may cause our Class A Ordinary Shares to become subject to the SEC’s “penny stock” rules. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. One such exemption is to be listed on Nasdaq. The market price of our Class A Ordinary Shares is currently below $5.00 per share. Therefore, were we to be delisted from Nasdaq, our Class A Ordinary Shares will become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of our securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell our Ordinary Shares. Because the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

The market price of our Class A Ordinary Shares has been volatile, and this volatility may continue, potentially leading to a depressed value at the time you wish to sell your holdings.

The US stock market has experienced instances of extreme price increases followed by rapid declines, especially in 2022, with share price fluctuations that appeared unrelated to the issuers’ performance after their initial public offerings. This trend has been particularly noticeable among companies with relatively smaller public floats. We have had a small public float due to the limited size of our initial public offering in September 2023 and the concentration of ownership in our principal shareholders. As a small-cap company with a limited public float, the market price of our Class A Ordinary Shares has been volatile, and such volatility may persist.

From September 7, 2023, through June 27, 2025, the closing price of our Class A Ordinary Shares on the Nasdaq has ranged from a high of $47.00 to a low of $1.16. While the specific causes of this volatility remain unclear, our small public float could magnify the impact of actions by a few shareholders, causing the share price to deviate—potentially significantly—from a price that better reflects the underlying performance of our business. This extreme volatility may confuse public investors about the true value of our shares, distort market perceptions of our financial performance and public image, and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating results. If the Class A Ordinary Shares experience price fluctuations that seem unrelated to our business performance, investors may find it difficult to assess the true value of our shares, and our ability to access capital markets could be materially adversely affected. Furthermore, if trading volumes of our Class A Ordinary Shares are low, holders may find it difficult to liquidate their investment or may be forced to sell at depressed prices due to low trading volume. As a result, investors may experience losses on their investment in the Class A Ordinary Shares.

Historically, companies that have experienced periods of price volatility in their shares have sometimes faced securities class action litigation. If we become involved in similar litigation in the future, it could result in significant costs, divert management’s attention and resources, and harm our share price, business prospects, financial condition, and results of operations.

Our dual class voting structure has the effect of concentrating the voting control in holders of our Class B Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class A Ordinary Shares due to exclusion from certain stock market indices.

We have adopted a dual class voting structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. Class B Ordinary Shares are entitled to ten (10) votes per share on proposals requiring or requesting shareholder approval and Class A Ordinary Shares are entitled to one (1) vote per share on any such matters. As of the date hereof, there are 31,371,599 Class B Ordinary Shares outstanding which are entitled to ten (10) votes per share and 155,825,986 Class A Ordinary Shares outstanding which are entitled to one (1) vote per share.

As a result, holders of Class B Ordinary Shares collectively control approximately 62.1% of the voting power of the outstanding Ordinary Shares of the Company. If they act together, they will be able to control the management of our Company, including the election, removal or addition of directors to expand the board.

This voting control and influence may discourage transactions involving a change of control of the Company, including transactions in which you, as a holder of our Class A Ordinary Shares, might otherwise receive a premium for your shares.

S&P Dow Jones and FTSE Russell have implemented changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, namely, to exclude companies with multiple classes of shares of common stock from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Ordinary Shares may prevent the inclusion of our Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of the Class A Ordinary Shares.

We have not historically declared or paid dividends on the Class A Ordinary Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Class A Ordinary Shares.

We have not historically declared or paid dividends on the Class A Ordinary Shares. We currently intend to invest our future earnings, if any, to fund our growth, to develop business, for working capital needs, to reduce debt and for general corporate purposes. We do not expect to declare or pay any dividends in the foreseeable future. Therefore, the success of an investment in the Class A Ordinary Shares will depend upon any future appreciation in their value. There is no guarantee that the Class A Ordinary Shares will appreciate in value or even maintain their current value.

Any decision to pay dividends in the future will be at the full discretion of our board of directors and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, restrictions imposed by applicable law and the second amended and restated articles of association of the Company, general business conditions and other factors that our board of directors may deem relevant.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	Section 14 of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we may publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC in reports on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to follow the governance practices of our home country, the Cayman Islands, in lieu of certain corporate governance requirements of Nasdaq. As result, the standards applicable to us are considerably different than the standards applied to domestic U.S. issuers.

Following our home country governance practices may afford less protection to investors than the Nasdaq listing rules applicable to U.S. issuers. Specifically, the Company has followed or intends to follow the provisions of the laws of the Cayman Islands and its memorandum and articles of association in lieu of certain corporate governance requirements under the Nasdaq listing rules with respect to the following matters:

●	Rule 5635(a), pursuant to which shareholder approval is required in certain circumstances prior to an issuance of securities in connection with the acquisition of the stock or assets of another company.

●	Rule 5635(b), pursuant to which shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company.

●	Rule 5635(c), pursuant to which shareholder approval is required for the establishment of or any material amendments to our equity compensation arrangements for officers, directors, employees or consultants.

●	Rule 5635(d), pursuant to which shareholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering where such transaction involves the issuance of securities representing 20% or more of our shares or voting power outstanding before the issuance at a price lower than the “Minimum Price.”

●	Rule 5620(a), pursuant to which holding annual shareholders’ meetings is required.

Although we may rely on certain home country corporate governance practices, we must comply with Nasdaq’s notification of non-compliance requirement (Nasdaq Rule 5625). Further, we must have a written charter for our audit committee specifying the authority and responsibilities required by Exchange Act Rule 10A-3 and requiring that the audit committee consist of members who meet the independence requirements of Nasdaq Rule 5605(c)(2)(A)(ii). If we rely on home country practice exemptions, our shareholders may not be provided with the benefits of certain corporate governance requirements of Nasdaq.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We would lose our foreign private issuer status if, for example, more than 50% of the Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

Solowin’s second amended and restated memorandum and articles of association do not provide its shareholders with any right to requisition a general meeting or to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Certain judgments obtained against us by Solowin’s shareholders may not be enforceable.

Solowin is a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted by our subsidiaries in Hong Kong.

In addition, most of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Solowin is incorporated under Cayman Islands law.

Solowin is an exempted company incorporated under the laws of the Cayman Islands. Its corporate affairs are governed by its second amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of the shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of the shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like Solowin have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Solowin’s second amended and restated memorandum and articles of association have provisions that provide our shareholders with the right to inspect the register of members without charge, and to receive the annual audited financial statements of the Company. Subject to the foregoing, our directors have discretion under the second amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or our controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders.

Solowin’s second amended and restated memorandum and articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit Solowin’s shareholders’ opportunity to sell their shares at a premium.

Solowin’s second amended and restated memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving Solowin’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, Solowin’s board of directors has the authority, without further action by its shareholders, to issue one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by the Companies Act (As Revised) of the Cayman Islands and the second amended and restated memorandum and articles of association. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If Solowin’s board of directors decides to issue preferred shares, the price of the Class A Ordinary Shares may fall and the voting and other rights of the holders of the Class A Ordinary Shares may be materially and adversely affected. In addition, Solowin’s second amended and restated memorandum and articles of association, as amended, contain other provisions that could limit the ability of third parties to acquire control of our company or cause us to engage in a transaction resulting in a change of control.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in the Class A Ordinary Shares.

In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is less than certain, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of the Class A Ordinary Shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds the Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act of the Cayman Islands (As Revised) (“ES Act”) that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is Solowin; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as the Company is a tax resident outside the Cayman Islands, including in Hong Kong, it is not required to satisfy the economic substance test set out in the ES Act.

General Risk Factors

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services on our marketplace. Moreover, apart from COVID-19, our business could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemics.

Our headquarters are located in Hong Kong, where most of our directors and management and a majority of our employees currently reside. In addition, some of our system hardware and back-up systems are hosted in leased facilities located in Hong Kong. Consequently, we are highly susceptible to factors adversely affecting Hong Kong. If any of the abovementioned natural disasters, health epidemics or other outbreaks were to occur in Hong Kong, our operation may experience material disruptions, such as temporary closure of our offices and suspension of services, which may materially and adversely affect our business, financial condition and results of operations.

Adverse market, economic and political conditions, including the ongoing conflict between Ukraine and Russia, recent events in the Middle East, recent trade disputes and other events or circumstances beyond our control could have a material adverse effect on us.

Another economic or financial crisis or rapid decline of the consumer economy, significant concerns over energy costs, geopolitical issues, including the ongoing conflict between Ukraine and Russia, recent events in the Middle East, recent trade disputes between the U.S. and other countries resulting in the imposition of increased tariffs on products imported into the U.S., and the availability and cost of credit can contribute to increased volatility, diminished expectations for the global economy and the markets. Market, political and economic challenges, including dislocations and volatility in the credit markets, general global economic uncertainty, uncertainty or volatility from matters such as the implementation of the governing agenda of President Donald J. Trump, and changes in governmental policy on a variety of matters such as trade, tariffs and manufacturing policies in the United States may adversely affect the global economy and financial markets, our financial condition, results of operations, and the trading price of our Class A Ordinary Shares. Any such disruptions may also magnify the impact of other risks described in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include, but are not limited to, statements about:

●	development and projections relating to our competitors and industry, including the estimated growth of the industry;

●	our financial performance;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	our strategic advantages and the impact those advantages will have on future financial and operational results;

●	our expansion plans and opportunities;

●	our ability to grow our business in a cost-effective manner;

●	the implementation, market acceptance, and success of our business model;

●	our approach and goals with respect to technology;

●	changes in applicable laws or regulations;

●	our ability to maintain the listing of Class A Ordinary Shares on Nasdaq;

●	our ability to comply with all applicable laws and regulations;

●	our ability to identify and successfully develop new services and products; and

●	the impact of worsening or unpredictable macroeconomic conditions, and general market conditions, global geopolitical tension, including regions affected by Russia’s invasion of Ukraine and conflicts in the Middle East, and public health emergencies, on the business, financial position, strategy and anticipated milestones.

These and other factors are more fully discussed under the “Risk Factors” section, as such discussion may be updated and amended from time to time in subsequent filings we may make with the SEC, and in other documents that we may file with the SEC, all of which you should review carefully. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus. Please consider our forward-looking statements in light of these risks as you read this prospectus, the documents incorporated by reference herein, and any applicable prospectus supplement.

You should not place undue reliance on these forward-looking statements because they are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

USE OF PROCEEDS

All Class A Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders. We will not receive any of the proceeds from these sales.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Company is $100,000 divided into 1,000,000,000 shares, comprising (i) 950,000,000 Class A Ordinary Shares, par value $0.0001 per share and (ii) 50,000,000 Class B Ordinary Shares, par value $0.0001 per share.

As of October 14, 2025, there were 155,825,986 Class A Ordinary Shares and 31,371,599 Class B Ordinary Shares issued and outstanding.

For a description of our Class A and Class B Ordinary Shares, including the rights and obligations attached thereto, please refer to Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended March 31, 2025, which is incorporated by reference herein.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the Selling Shareholders listed in the table below, of up to 7,500,000 Class A Ordinary Shares. These shares were acquired by the Selling Shareholders pursuant to a sale and purchase agreement entered into among the Company and the Selling Shareholders, dated June 16, 2025, pursuant to which the Company issued an aggregate of 7,500,000 Class A Ordinary Shares to the Selling Shareholders as consideration for acquiring 48% of Tiger Coin (Hong Kong) Limited from them. Except as otherwise described above, none of the Selling Shareholders has, or within the past three years has had, any position, office or other material relationship with us.

Pursuant to this prospectus, the Selling Shareholders may from time to time offer and sell any or all of the Class A Ordinary Shares set forth below. When we refer to the “Selling Shareholders” in this prospectus, we mean the Selling Shareholders listed in the table below and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Shareholders’ interest in such Class A Ordinary Shares other than through a public sale.

The following table is based on information supplied to us by the Selling Shareholders and sets forth, as of October 14, 2025, information regarding the Selling Shareholders’ beneficial ownership of our Class A Ordinary Shares offered by them. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of Class A Ordinary Shares beneficially owned by the Selling Shareholders and the percentage of ownership of such Selling Shareholders, Class A Ordinary Shares and underlying shares of convertible securities, options or warrants held by such Selling Shareholders that are convertible or exercisable, as the case may be, within 60 days of October 14, 2025 are included. The Selling Shareholders’ percentage of ownership in the following table is based upon 155,825,986 Class A Ordinary Shares of the Company outstanding as of October 14, 2025.

	Before the Offering			After the Offering
Name of Selling Shareholders	Number of Class A Ordinary Shares Beneficially Owned(1)	Percentage of Outstanding Class A Ordinary Shares	Number of Class A Ordinary Shares Being Offered	Number of Class A Ordinary Shares Beneficially Owned	Percentage of Outstanding Class A Ordinary Shares
Chen Dongbin	3,750,000	2.41%	3,750,000	0	0
Lau Cho	3,750,000	2.41%	3,750,000	0	0

(1)	This table is based upon information supplied by the Selling Shareholders. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Shareholders named in the table above have sole voting and investment power with respect to all Class A Ordinary Shares that they beneficially own.

The registration of these Class A Ordinary Shares does not mean that the Selling Shareholders will sell or otherwise dispose of all or any of those securities. The Selling Shareholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of Class A Ordinary Shares, if any, that will be offered for sale or other disposition by the Selling Shareholders under this prospectus. Furthermore, the Selling Shareholders may have sold, transferred or disposed of the Class A Ordinary Shares covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

We will not receive any proceeds from the sales by the Selling Shareholders. We have agreed to bear expenses incurred by the Selling Shareholders that relate to the registration of the Class A Ordinary Shares being offered and sold by the Selling Shareholders, including the SEC registration fee and legal, accounting, printing and other expenses of this registration.

TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Shareholders, or its permitted transferees, from time to time of up to 7,500,000 Class A Ordinary Shares.

We will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. The aggregate proceeds to the Selling Shareholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Shareholders.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Shareholders covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term “Selling Shareholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Shareholders as a gift, pledge, partnership distribution or other transfer. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Shareholders reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Shareholders and any of its permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

The Selling Shareholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by the Selling Shareholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Shareholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Shareholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

In offering the securities covered by this prospectus, the Selling Shareholders and any underwriters, broker-dealers or agents who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

Brokers, dealers, underwriters or agents participating in the distribution of the securities offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Shareholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of the securities sold by the Selling Shareholders may be less than or in excess of customary commissions. Neither we nor the Selling Shareholders can presently estimate the amount of compensation that any agent will receive from any purchasers of the securities offered by this prospectus.

We know of no existing arrangements between the Selling Shareholders or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the securities offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Shareholders, including with respect to any compensation paid or payable by the Selling Shareholders to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Shareholders, and any other related information required to be disclosed under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Shareholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Shareholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

This offering will terminate on the date that all Class A Ordinary Shares offered by this prospectus have been sold by the Selling Shareholders.

The Class A Ordinary Shares are currently listed on Nasdaq under the symbol “AXG.”

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered hereby has been passed upon by Conyers Dill & Pearman to the extent governed by the laws of the Cayman Islands.

EXPERTS

Our consolidated financial statements as of March 31, 2025, 2024 and 2023, and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended March 31, 2025 have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of WWC, P.C. are located at 2010 Pioneer Court, San Mateo, CA 94403.

ENFORCEMENT OF CIVIL LIABILITIES

Cayman Islands

Solowin is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. It is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Solowin’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the company, its officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and the officers and directors.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or the directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or the directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

Most of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

There is uncertainty as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, but Hong Kong courts do not entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a monetary sum (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States, whereas original actions predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States would not be entertained by Hong Kong courts.

Our agent for service of process in the United States is Cogency Global Inc.,122 East 42nd Street, 18th Floor, New York, NY 10168, (800) 221-0102.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since March 31, 2025, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (https://solowin.io), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on June 30, 2025;

●	the description of the Company’s Class A Ordinary Shares contained in the Company’s Registration Statement on Form 8-A/A (File No. 001-41776) filed with the SEC on December 23, 2024, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	our report on Form 6-K furnished on July 3, 2025; our report on Form 6-K furnished on August 11, 2025 (excluding Exhibit 10.1), as amended by our report on Form 6-K/A furnished on August 18, 2025 (including Exhibit 10.1); and our report on Form 6-K furnished on August 18, 2025 (including Exhibit 10.1); our report on Form 6-K furnished on September 3, 2025 (excluding Exhibit 99.1), as amended by our report on Form 6-K/A furnished on September 29, 2025; our report on Form 6-K furnished on October 3, 2025; and our report on Form 6-K furnished on October 14, 2025 (excluding Exhibit 99.1).

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: SOLOWIN HOLDINGS, Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong, and telephone number +852 3428-3893.

SOLOWIN HOLDINGS

7,500,000 Class A Ordinary Shares Offered by the Selling Shareholders

PROSPECTUS

_______, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Solowin’s second amended and restated memorandum and articles of association provide that Solowin shall indemnify its directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Under indemnification agreements between Solowin and each of its directors and officers, Solowin has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 9. Exhibits.

Exhibit No.	Description
5.1	Legal Opinion of Conyers Dill & Pearman
21.1	List of Subsidiaries
23.1	Consent of WWC, P.C.
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereof)
107	Filing Fee Table

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offer made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong SAR, on October 15, 2025.

SOLOWIN HOLDINGS

By:	/s/ Ling Ngai Lok
Ling Ngai Lok
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ling Ngai Lok and Lili Liu, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ling Ngai Lok	Chairman and Chief Executive Officer (Principal Executive Officer)	October 15, 2025
Ling Ngai Lok

/s/ Lili Liu	Chief Financial Officer (Principal Financial and Accounting Officer)	October 15, 2025
Lili Liu

/s/ Xue Yao	Director	October 15, 2025
Xue Yao

/s/ Wing Yan Ho	Independent Director	October 15, 2025
Wing Yan Ho

/s/ Cha Hwa Chong	Independent Director	October 15, 2025
Cha Hwa Chong

/s/ Ho Kuen Tam	Independent Director	October 15, 2025
Ho Kuen Tam

/s/ Yang Wang	Independent Director	October 15, 2025
Yang Wang

/s/ Haokang Zhu	Director	October 15, 2025
Haokang Zhu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of SOLOWIN HOLDINGS has signed this registration statement or amendment thereto in New York on October 15, 2025.

Cogency Global Inc.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.